UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant:  ☒

Filed by a Party other than the Registrant:  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

T 206.282.7100 F 206.284.6206

February 23, 2010

Dear Shareholder:

You are cordially invited to attend the Cell Therapeutics, Inc. (the “Company”) Special Meeting of Shareholders, to be held at 10:00 a.m. Pacific Daylight Time (PDT) on Friday, April 9, 2010, at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, USA. For those of you unable to attend in person, the Company expects to webcast the meeting and make information concerning the webcast available on the Company’s website at http://www.celltherapeutics.com.

Information concerning the business to be conducted at this meeting is included in the accompanying Notice of Special Meeting and Proxy Statement. The proxy statement is being mailed to the Company’s U.S. shareholders. If you are an Italian shareholder who does not hold shares in record name (i.e., you hold shares through an Italian bank), you may obtain a copy of the proxy statement and a proxy card from any of the following places:

•	the office of the Borsa Italiana S.p.A.;

•

the office of the Company’s Italian legal counsel, Legance Studio Legale Associato (contact person: Mr. Giorgio Vanzanelli), at Via Dante 7, 20123 Milan (if you have any questions, please call Omar Al Bayaty, Barabino & Partners S.p.A., at 39 02.72.02.35.35);

•	the office of any of the depository banks (or Monte Titoli intermediaries) having the Company’s shares on their accounts;

•	the Securities and Exchange Commission website at http://www.sec.gov; or

•	the Company’s website at http://www.celltherapeutics.com/shareholders.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, the Company urges its U.S. shareholders to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope and urges its Italian shareholders to request and return an Italian proxy card together with a completed certification of participation. If your shares are held in a U.S. bank or brokerage account or if you are registered directly with the Company as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

I look forward to greeting you personally and, on behalf of the Board of Directors and management, I would like to express our appreciation for your support of Cell Therapeutics, Inc.

Sincerely,

James A. Bianco, M.D. Chief Executive Officer Shareholder

Cell Therapeutics, Inc., 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, USA

CELL THERAPEUTICS, INC.

Notice of Special Meeting of Shareholders

Friday, April 9, 2010

To Cell Therapeutics, Inc. Shareholders:

The Special Meeting of Shareholders (the “Special Meeting”) of Cell Therapeutics, Inc. (the “Company”) will be held at 10:00 a.m. Pacific Daylight Time (PDT), on Friday, April 9, 2010, at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, USA, for the following purposes:

(1)	to approve an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 810,000,000 to 1,210,000,000 and to increase the total number of authorized shares of common stock from 800,000,000 to 1,200,000,000; and

(2)	to approve an amendment to the Company’s 2007 Equity Incentive Plan, as amended (the “2007 Equity Plan”), to increase the number of shares available for issuance under the 2007 Equity Plan by 40,000,000 shares.

All shareholders are invited to attend the Special Meeting. Shareholders of record at the close of business on February 19, 2010, the record date fixed by the Board of Directors of the Company, are entitled to vote at the Special Meeting and all adjournments and postponements thereof. A complete list of shareholders entitled to notice of, and to vote at, the Special Meeting will be open to examination by the shareholders beginning ten (10) days prior to the Special Meeting for any purpose germane to the Special Meeting during normal business hours at the office of the secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

Copies of the enclosed proxy statement may be obtained by the Company’s Italian shareholders who do not hold their shares in registered form from any of the following places:

•	the office of the Borsa Italiana S.p.A.;

•

the office of the Company’s Italian legal counsel, Legance Studio Legale Associato (contact person: Mr. Giorgio Vanzanelli), at Via Dante 7, 20123 Milan (if you have any questions, please call Omar Al Bayaty, Barabino & Partners S.p.A., at 39 02.72.02.35.35);

•	the office of any of the depository banks (or Monte Titoli intermediaries) having the Company’s shares on their accounts;

•	the Securities and Exchange Commission website at http://www.sec.gov; or

•	the Company’s website at http://www.celltherapeutics.com/shareholders.

The proxy statement will be available for the Company’s Italian shareholders at least twenty (20) days before the Special Meeting date of April 9, 2010.

Whether or not you intend to be present at the Special Meeting, U.S. shareholders are requested to sign and date the enclosed proxy and return it in the enclosed envelope, and Italian shareholders are requested to request and return an Italian proxy card together with a completed certification of participation. If you are one of the Company’s Italian shareholders, please remember to request a certification of participation in the Italian Central Depository System from your broker and include it in the same envelope as your Italian proxy card in order for your vote to be counted. If your shares are held in a bank or brokerage account in the United States, or if you are registered directly with the Company as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

By Order of the Board of Directors

Louis A. Bianco
Executive Vice President, Finance & Administration

Seattle, Washington

February 23, 2010

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ARE ONE OF THE COMPANY’S SHAREHOLDERS IN ITALY, PLEASE REMEMBER TO PRINT AN ITALIAN PROXY CARD FROM THE COMPANY’S WEBSITE, OR ANY OF THE LOCATIONS LISTED IN THIS PROXY STATEMENT, REQUEST A CERTIFICATION OF PARTICIPATION IN THE CENTRAL DEPOSITARY SYSTEM FROM YOUR BROKER AND INCLUDE THE PROXY CARD AND CERTIFICATION OF PARTICIPATION IN THE SAME ENVELOPE OR TELECOPY THEM TOGETHER TO THE FACSIMILE NUMBER PROVIDED ON THE PROXY CARD

(SEE PAGE 1 FOR MORE INFORMATION ON ITALIAN VOTING PROCEDURES).

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting to Be Held on April 9, 2010:

This proxy statement is available on the Company’s website at http://www.celltherapeutics.com/shareholders.

i

ii

CELL THERAPEUTICS, INC.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

PROXY STATEMENT

Information Regarding Proxies

General

This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Cell Therapeutics, Inc. (the “Company”) for use at the Company’s Special Meeting of Shareholders (the “Special Meeting” or “shareholder meeting”), to be held at 10:00 a.m. Pacific Daylight Time (PDT), on Friday, April 9, 2010, at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, USA, and at any adjournment or postponement thereof.

At the Special Meeting, shareholders will be asked to:

(1)	approve an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 810,000,000 to 1,210,000,000 and to increase the total number of authorized shares of common stock from 800,000,000 to 1,200,000,000 (“Proposal 1”); and

(2)	approve an amendment to the Company’s 2007 Equity Incentive Plan, as amended (the “2007 Equity Plan”), to increase the number of shares available for issuance under the 2007 Equity Plan by 40,000,000 shares (“Proposal 2” and, together with Proposal 1, the “Proposals”).

Shareholder approval of the Proposals is required by statutes or regulations applicable to the Company based on its listing on The NASDAQ Capital Market and its incorporation in the state of Washington.

This proxy statement and the accompanying proxy card are being first mailed to shareholders on or about February 24, 2010.

Important Information for the Company’s Shareholders in Italy about Voting Procedures

If you hold shares of the Company’s common stock as a result of a merger with Novuspharma S.p.A. or if you acquired shares of the Company’s common stock through an account with an Italian bank on the Mercato Telematico Azionario stock market in Italy (the “MTA”), you most likely hold these shares indirectly through the facilities of the Italian clearing agency, Monte Titoli, and through the banks and brokers participating in the Monte Titoli system (unless you or your broker has taken action to remove your shares from the Monte Titoli system and requested to have shares registered in your name). Persons holding shares of the Company’s common stock through Monte Titoli are referred to as the Company’s shareholders in Italy or the Company’s Italian shareholders. Monte Titoli, in turn, holds these shares of the Company’s common stock through the U.S. clearing agency, the Depository Trust Company (“DTC”). Pursuant to U.S. law, DTC will transfer its voting power over the shares in Monte Titoli’s account to Monte Titoli. Monte Titoli has agreed with the Company that it will re-transfer its voting power over such shares to the persons holding certifications of participation (each, a “Certification”) in the Italian Central Depository System issued pursuant to Italian law (Article 85(4) of Legislative Decree no. 58/1998 and Article 21 and subsequent of CONSOB and the Bank of Italy Regulation dated February 22, 2008).

In order to increase the number of shares owned by Italian shareholders that vote at the shareholder meeting so that the Company can achieve a quorum and take action at the shareholder meeting, which has been difficult in the past, certain Italian banks have agreed–in the absence of the shareholder’s contrary instructions thereto–to make book entry transfer of their share positions at Monte Titoli to their U.S. correspondent banks, which will transfer the shares to an account of the Italian bank at a U.S. affiliate broker-dealer on the record date. This will permit such broker-dealers under the securities laws of the United States and the rules of the New York Stock Exchange to vote these shares for certain matters to be presented at the shareholder meeting in the event that the Italian shareholders do not instruct their broker to vote the shares pursuant to the procedures provided for in this proxy statement and on the proxy card prepared for the Company’s shareholders in Italy, which may be obtained from the Company’s website at http://www.celltherapeutics.com. The Company’s Italian shareholders will, however, maintain their right to instruct the U.S. broker-dealer so that the broker-dealer refrains from taking any action in relation to such shareholder’s shares, including voting the shares. Accordingly, if you do not vote your shares by valid proxy or you do not provide any specific instruction in relation thereto on or before the date of the shareholder meeting and your shares are held through an Italian bank participating in this transfer procedure, your shares will be voted by the U.S. broker pursuant to the discretionary authority granted them under Rule 452 of the New York Stock Exchange. However, you may still vote your shares yourself as provided below.

Copies of this proxy statement may be obtained by the Company’s Italian shareholders from any of the following places:

•	the office of the Borsa Italiana S.p.A.;

•

the office of the Company’s Italian legal counsel, Legance Studio Legale Associato (contact person: Mr. Giorgio Vanzanelli), at Via Dante 7, 20123 Milan (if you have any questions, please call Omar Al Bayaty, Barabino & Partners S.p.A., at 39 02.72.02.35.35);

•	the office of any of the depository banks (or Monte Titoli intermediaries) having the Company’s shares on their accounts;

•	the Securities and Exchange Commission (the “SEC”) website at http://www.sec.gov; or

•	the Company’s website at http://www.celltherapeutics.com/shareholders.

The proxy statement will be available for Italian shareholders at least twenty (20) days before the Special Meeting date of April 9, 2010.

All of the Company’s shareholders, including the Company’s Italian shareholders, are cordially invited to attend the Special Meeting. If you hold shares of the Company’s common stock in Italy through Monte Titoli, your broker is required by Italian law to provide you with a Certification in the Italian Central Depository System.

Italian shareholders who have requested and received a Certification may vote in the following manner:

•	In person. You may attend the shareholder meeting and vote in person. To do so, please present your Certification at the door, together with proof of your identity.

•

By mail or facsimile. You may print an Italian proxy card from the Company’s website at http://www.celltherapeutics.com/shareholders and use that proxy card to vote by mail or facsimile. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card or by facsimile to the facsimile number shown on the card by the deadline shown on the card. Your name as you write it on your Italian proxy card must exactly match your name as printed on your Certification. Italian privacy law prevents the Company from learning in advance the names of the persons holding Certifications. Thus, you must include your Certification (or a complete copy) in the same envelope as your Italian proxy card in order for your vote to be counted (that is, in order to prove to the Company’s inspector of election that you have the right to vote).

•	By proxy. You may name another person as a substitute proxy by any means permitted by Washington law and the Company’s amended and restated bylaws. That substitute proxy may then attend the shareholder meeting, provided that he or she must provide your Certification or a complete copy thereof, together with your written authorization naming such person as your proxy, to the Company’s inspector of election at the shareholder meeting in order to verify the authenticity of your proxy designation.

The Company strongly encourages its Italian shareholders to obtain a Certification and an Italian proxy card and submit them by mail to the address shown on the Italian proxy card or, if possible, send by facsimile to the facsimile number shown on the Italian proxy card. A significant percentage of the Company’s shares are held by persons in Italy. If the Company’s Italian shareholders do not take the time to vote, the Company will not be able to obtain a quorum, in which case the Company would be unable to conduct any business at the shareholder meeting. Your vote is important. Please obtain a Certification and an Italian proxy card and vote today.

For future meetings, other Italian shareholders may also vote via internet or by phone if the shares owned by such Italian shareholder are held directly by a U.S. brokerage account in that shareholder’s name. If you are an Italian shareholder and wish to use this method of voting for future meetings, then prior to the record date for such future meeting you will need to instruct your bank to transfer your shares to a U.S. brokerage account (to be held in your name and for your account). Once your shares are held by a U.S. broker in your name, you will receive the shareholder meeting documentation for any future meetings (including the proxy statement) at your address, together with a security code and instructions on how to vote your shares through the relevant website or by calling the telephone number provided in connection with that meeting. You will not need to transfer your shares before every meeting; once the transfer has been made and your shares are held in a U.S. brokerage account, you will be able to vote your shares via internet or phone for all future meetings so long as your shares continue to be held in a U.S. brokerage account. If you wish to make such a transfer to allow voting via internet or phone for future meetings, please contact your bank to understand the procedure and the costs associated with that transfer. Please note that you will be required by your bank to bear the costs relating to such a transfer, including those debited or claimed by the U.S. broker for the management of the account in the U.S.

The Company’s Italian shareholders who are registered directly with the Company as a record holder (i.e., you hold your shares in registered form) may also vote via internet or by phone as described below.

If you do not hold your shares in registered form, you may request to be registered directly with the Company as a record holder, which will entitle you to receive shareholder materials for future meetings directly at your address as indicated in the registration. If you are interested in having your shares registered directly with the Company for the purposes of receiving shareholder information directly for future meetings, please contact your bank for more information on the procedures required for such registration, which would include, among other things, the submission of a registration request (together with a Certification) to the Company’s transfer agent, the removal of your shares from Monte Titoli’s account and the transfer of such shares to the United States directly in your name. Please note that registration in the Company’s shareholder books may require you to take additional steps if and when you decide to dispose of your shares.

Solicitation of Proxies

This solicitation is made on behalf of the Board. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers, directors or other regular employees may solicit proxies by telephone, facsimile, electronic communication or in person. These individuals will not receive any additional compensation for these services. The Company has also engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support for a $7,500 service fee and the reimbursement of customary disbursements. These fees and disbursements are not expected to exceed $30,000 in the aggregate.

Record Date, Voting Rights and Outstanding Shares

Only shareholders of record on the Company’s books at the close of business on February 19, 2010 (the “record date”) will be entitled to notice of, and to vote at, the Special Meeting. Each share of the Company’s common stock, no par value, outstanding on the record date is entitled to one vote per share at the shareholder meeting. The Company does not have any other class of capital stock outstanding. At the close of business on the record date, there were issued and outstanding 616,116,231 shares of common stock. The presence at the shareholder meeting in person or by proxy of holders of record of one-third of the votes entitled to be cast is required to constitute a quorum for the transaction of all business at the shareholder meeting. “Broker non-votes” (as more fully described below) and shares held by persons abstaining will be counted in determining whether a quorum is present.

All votes will be tabulated by the inspector of election appointed for the shareholder meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If a quorum exists at the shareholder meeting, all shares of common stock represented by properly executed proxies that are not revoked will be voted in accordance with the instructions, if any, given therein. In the absence of a quorum, the Chairman of the Special Meeting may adjourn the Special Meeting. Proxy cards that are signed and returned without specifying a vote or an abstention on any proposal specified therein will be voted according to the recommendations of the Board on such proposals. All proxy cards, whether received prior to or after the original date of the Special Meeting, will be valid as to any postponements or adjournments of the Special Meeting.

Abstentions

When an eligible voter attends the shareholder meeting but decides not to vote, the eligible voter’s decision not to vote is called an abstention. Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. The Company will treat abstentions as follows:

•	abstention shares are present and entitled to vote for purposes of determining the presence of a quorum;

•

abstentions will be treated as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote requiring a plurality, a majority or some other percentage of the votes actually cast; and

•

abstentions will have the same effect as votes against a proposal if the vote required is a majority or some other percentage of the voting power present for that proposal or of the votes entitled to be cast on that proposal.

Shares which abstain from voting for Proposal 1 will have the same effect as votes cast against that proposal since approval is based on the votes entitled to be cast. Shares which otherwise abstain from voting for Proposal 2 will not be counted as votes cast against that proposal and will have no effect on that proposal since approval is based on the number of votes actually cast.

Broker Non-Votes

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The proposal to amend the Company’s amended and restated articles of incorporation (Proposal 1) should be treated as a routine matter. The proposal to amend the 2007 Equity Plan (Proposal 2) is not considered a routine matter and your broker will not vote on this proposal without your instructions. If you do not instruct the agent how to vote the shares in your account, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a certain matter without instructions from the beneficial owner, and such instructions are not given. Broker non-votes for Proposal 2 will have no effect on that proposal since approval is based on the number of votes actually cast.

Voting Electronically or by Telephone

If your shares are registered in the name of a bank or brokerage firm in the United States, you may be eligible to vote your shares electronically over the internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Investor Communication Solutions (“Broadridge”) online program. This program provides eligible shareholders who receive a paper copy of the proxy statement the opportunity to vote via the internet or by telephone. If your bank or brokerage firm is participating in Broadridge’s program, your voting form will provide instructions. If your voting form does not reference internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided.

In addition, if your shares are registered in your name, you may vote your shares electronically over the internet or by telephone as provided on your voting form.

Revocability of Proxies

Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice to the Company’s secretary, Louis A. Bianco, at the Company’s principal executive offices, by executing and delivering another proxy dated as of a later date or by voting in person at the shareholder meeting. For the Company’s Italian shareholders, any written notice of revocation or another proxy, in either case dated as of a later date, must also be accompanied by another Certification.

Voting Agreements

At the time of the Company’s merger with Novuspharma, S.p.A., the Company entered into an agreement with Monte Titoli, S.p.A., the Italian central clearing agency, in order to ensure that persons receiving beneficial interests in shares of the Company’s common stock as a result of the merger would be able to vote those shares. Monte Titoli agreed that each time it is designated as proxy by DTC, Monte Titoli will execute a further omnibus proxy transferring its voting power to the persons who hold Certifications issued pursuant to Italian law (Article 85(4) of Legislative Decree no. 58/1998 and Article 21 and subsequent of CONSOB and Bank of Italy Regulation dated February 22, 2008).

Richard L. Love, one of the Company’s directors, and certain other shareholders of the Company entered into a voting agreement on November 23, 2009 (the “Voting Agreement”) in connection with the issuance of common stock under the Second Amendment to Acquisition Agreement dated as of August 6, 2009 (the “Second Amendment”), by and among the Company and the stockholder representatives (the “Stockholder Representatives”) of the former stockholders of Systems Medicine, Inc. (the “Former SMI Shareholders”). On the date the Voting Agreement was entered into, the number of shares of common stock owned by the Former SMI Shareholders and covered by the Voting Agreement constituted, in the aggregate, less than 1% of the Company’s outstanding common stock. Pursuant to the Voting Agreement, the Former SMI Shareholders agreed, in connection with the next shareholder meeting and at any and every adjournment thereof, to vote the shares covered by the Voting Agreement (including any shares issued pursuant to the Second Amendment and any shares of the Company subsequently acquired) consistent with the recommendations of the Board, as such recommendations would be set forth in the applicable proxy statement delivered in connection with such meeting. Each Former SMI Shareholder contemporaneously granted an irrevocable proxy, for purposes of the next shareholder meeting and any and every adjournment thereof, to the Stockholder Representatives to vote the shares of the Former SMI Shareholder in a manner consistent and in accordance with the Voting Agreement. Because the Special Meeting will constitute the “next shareholder meeting” as described in the Voting Agreement, the Stockholder Representatives will, in accordance with their obligations under the Voting Agreement, be voting the shares of common stock held by the Former SMI Shareholders (i) in favor of Proposal 1 and (ii) in favor of Proposal 2.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Summary

The Company is asking you to approve an amendment to the Company’s amended and restated articles of incorporation to (a) increase the total number of authorized shares from 810,000,000 shares to 1,210,000,000 shares and (b) increase the total number of authorized shares of common stock from 800,000,000 shares to 1,200,000,000 shares. The additional common stock to be authorized by adoption of the amendment would have rights identical to the Company’s currently outstanding common stock. The number of authorized shares of the Company’s preferred stock will not be affected by this amendment nor by any other proposal considered at the Special Meeting. The number of authorized shares of the Company’s preferred stock will be maintained at 10,000,000.

Substantially all of the Company’s currently authorized common stock has been issued or is reserved for issuance upon exercise or conversion of existing derivative securities. In order to continue to fund its operations, the Company will need to raise additional capital from financing sources. One of the ways the Company raises such cash is by issuing shares and derivative securities from time to time. Without additional authorized shares of common stock, the Company will be unable to raise all of the financing it will likely need to maintain its operations. Other important corporate needs, including the potential issuance of shares in a merger or issuing stock-based incentive rewards to the Company’s employees, require additional authorized shares of common stock as well.

Article II of the Company’s amended and restated articles of incorporation currently authorizes the Company to issue up to 810,000,000 shares of stock, 800,000,000 of which are designated as common stock, no par value, and 10,000,000 shares of which are designated as preferred stock, no par value. The Company’s common stock is all of a single class, with equal voting, distribution, liquidation and other rights. As of February 1, 2010, 615,643,575 shares of common stock were issued and outstanding, 36,029,675 shares of common stock were reserved for issuance under the Company’s 1994 Equity Incentive Plan and the Company’s 2007 Equity Plan (this amount does not include the 40,000,000 additional shares that will be available under the 2007 Equity Plan if shareholders approve Proposal 2), 1,474,591 shares of common stock were reserved for issuance under the Company’s 2007 Employee Stock Purchase Plan (the “ESPP”), warrants to purchase 33,420,356 shares of common stock were issued and outstanding, 74,746 shares of common stock were reserved for issuance upon conversion of the Company’s 4% convertible senior subordinated notes due July 1, 2010, 122,620 shares of common stock were reserved for issuance upon conversion of the Company’s 7.5% convertible senior notes due April 30, 2011 and 363,766 shares of common stock were reserved for issuance upon conversion of the Company’s 5.75% convertible senior notes due December 15, 2011.

The Company anticipates that it may issue additional shares of common stock in the future in connection with one or more of the following:

•	the Company’s Shareholder Rights Agreement, dated December 28, 2009;

•	corporate transactions, such as stock splits or stock dividends;

•	financing transactions, such as public or private offerings of common stock or convertible securities;

•

debt or equity restructuring or refinancing transactions, such as debt exchanges or offerings of new convertible debt or modifications to existing securities or as payments of interest on debt securities;

•	acquisitions;

•	strategic investments;

•	partnerships, collaborations and other similar transactions;

•	the Company’s stock incentive plans; and

•	other corporate purposes that have not yet been identified.

In order to provide the Board with certainty and flexibility to undertake transactions to support the Company’s future business growth, the Board deems it is in the best interests of the shareholders and the Company to increase the number of authorized shares of the Company’s common stock.

In addition to periodic discussions regarding fund raising opportunities, the Company also engages in periodic discussions with potential partners, strategic investments and acquisition candidates, including product lines, as part of the Company’s business model. If any of these discussions came to a definitive understanding and if this Proposal 1 is adopted, it is possible that the Company could use some or all of the newly authorized shares in connection with one or more such transactions subsequent to the increase in the number of authorized shares. The Company also plans to continue to issue shares of common stock pursuant to its stock incentive plans subsequent to the increase in the number of authorized shares. The Company currently has no plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock in connection with one or more such strategic transactions subsequent to the increase in the number of authorized shares.

Text of the Proposed Amendment

If this Proposal 1 is approved, the Company proposes to amend its amended and restated articles of incorporation by replacing Section 1 of Article II in its entirety as follows:

“ARTICLE II

Authorized Capital Stock

1. Classes.    The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue shall be One Billion Two Hundred Ten Million (1,210,000,000); the total number of authorized shares of Common Stock shall be One Billion Two Hundred Million (1,200,000,000) and the total number of authorized shares of Preferred Stock shall be Ten Million (10,000,000).”

If the amendment to the Company’s amended and restated articles of incorporation is adopted, it will become effective upon filing of the amendment to the Company’s amended and restated articles of incorporation with the Secretary of State of the State of Washington.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to the Company’s amended and restated articles of incorporation requires the affirmative vote of a majority of the votes entitled to be cast on this Proposal 1 in person or by proxy at the shareholder meeting. Abstentions will not be counted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION.

If Proposal 1 is adopted, the additional authorized shares of common stock would become issuable upon the approval of the Board at such times, in such amounts, and upon such terms as the Board may determine, without further approval of the shareholders, unless such approval is expressly required by applicable law, regulatory agencies, The NASDAQ Capital Market, the MTA or any other exchange or quotation service on which the Company’s common stock may then be listed. Furthermore, current shareholders will have no preemptive rights to purchase additional shares. Shareholder approval of this amendment will not, by itself, cause any change in the Company’s capital accounts. However, any future issuance of additional shares of common stock authorized pursuant to this Proposal 1 would ultimately result in dilution of existing shareholders’ equity interests.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S

2007 EQUITY INCENTIVE PLAN

Summary

The Company is asking you to approve an amendment to the Company’s 2007 Equity Plan to increase the maximum number of shares authorized for issuance under the 2007 Equity Plan by 40,000,000 shares. The Board approved the proposed share increase on December 24, 2009.

The current 2007 Equity Plan was approved by the Company’s shareholders at the Company’s 2007 Annual Meeting of Shareholders. The Board has determined that it is advisable to increase the maximum number of shares available for issuance under the 2007 Equity Plan in order to provide flexibility for the Company to continue to award meaningful incentives to the Company’s executive officers and key employees. At the Company’s 2009 Annual Meeting of Shareholders, the Company’s shareholders approved an amendment to the 2007 Equity Plan to increase the shares of the Company’s common stock available for issuance under the 2007 Equity Plan by 45,000,000 shares to 71,661,082 shares. However, in light of the Company’s strong stock price performance during fiscal 2009 and in light of performance-based awards granted by the Company to certain executive officers and key employees in December 2009 to provide additional performance-based incentives to these individuals (as discussed in more detail below under “New Plan Benefits” and the portion of the Compensation Discussion and Analysis under the heading “Equity Awards Approved in Fiscal 2009” on page 23 of this proxy statement), these additional shares are covered by awards that have been granted by the Company. As of February 1, 2010, no shares remained available for additional award grant purposes under the 2007 Equity Plan (after giving effect to the December 2009 performance-based awards referred to above and assuming the performance goals applicable to these December 2009 awards had been achieved).

The proposed amendment would facilitate the Company’s ability to continue to grant equity incentives pursuant to the 2007 Equity Plan, which are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. The Company’s employees are some of its most valuable assets, and such awards are crucial to the Company’s ability to motivate individuals in its service to achieve its goals. The Company strongly believes that the approval of the proposed amendment to the 2007 Equity Plan is instrumental to the Company’s continued success.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to the 2007 Equity Plan to increase the number of shares authorized for issuance under the 2007 Equity Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are voting on this Proposal 2 in person or by proxy at the shareholder meeting. Abstentions and broker non-votes will not be counted. In the event the shareholders fail to approve the amendment to the 2007 Equity Plan, the 2007 Equity Plan will continue in operation pursuant to its existing terms with no change in the number of shares authorized for issuance under the 2007 Equity Plan. In addition, whether or not the amendment to the 2007 Equity Plan is approved, the Board may, pursuant to the terms of the 2007 Equity Plan and subject to the NASDAQ Listing Rules, make any other changes to the 2007 Equity Plan that it believes would be in the Company’s and the Company’s shareholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2007 EQUITY PLAN.

Summary of the 2007 Equity Plan

The following is a summary of the principal features of the 2007 Equity Plan and its operation. Because it is not a complete description of all of the terms and conditions of the 2007 Equity Plan, the summary is qualified in its entirety by reference to the full text of the 2007 Equity Plan (as proposed to be amended), as set forth in Appendix A. Except for the proposed amendment described above in this Proposal 2, the Company’s shareholders are not being asked to approve any other amendments to the 2007 Equity Plan.

Purpose of the 2007 Equity Plan

The 2007 Equity Plan is intended to attract, motivate and retain employees, consultants and non-employee directors and to encourage their stock ownership in the Company.

Types of Awards Granted under the 2007 Equity Plan

The 2007 Equity Plan permits the grant of the following types of incentive awards: (1) stock options, including incentive stock options and nonqualified stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units and (5) cash awards (each, an “Award”).

Administration of the 2007 Equity Plan

A committee of at least two non-employee members of the Board (the “Plan Administrator”) administers the 2007 Equity Plan. To make grants to certain of the Company’s officers and key employees, the members of the Plan Administrator must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) (so that the Company can receive a federal tax deduction for certain compensation paid under the 2007 Equity Plan). The Board has delegated general administrative authority for the 2007 Equity Plan to the Compensation Committee of the Board (the “Compensation Committee”).

Subject to the terms of the 2007 Equity Plan, the Plan Administrator has the discretion to select the employees, consultants and directors who will receive Awards, to determine the terms and conditions of such Awards (for example, the number of shares subject to an Award, the exercise price, and vesting schedule), to interpret the provisions of the 2007 Equity Plan and outstanding Awards, to amend outstanding Awards (including the authority to accelerate vesting), to extend an option’s post-termination exercise period (but not beyond the original option term), to adopt procedures and subplans as are necessary or appropriate to permit participation in the 2007 Equity Plan by employees and directors who are foreign nationals or employed outside the United States and to adopt, interpret, amend or revoke rules for the administration, interpretation and application of the 2007 Equity Plan.

The Plan Administrator may delegate any part of its authority and powers under the 2007 Equity Plan to one or more of the Company’s directors and/or officers, but only the Plan Administrator itself can make Awards to participants who are the Company’s executive officers. References to the Plan Administrator in this proposal include the Plan Administrator and any directors or officers to whom the Plan Administrator properly delegates authority.

Authorized Shares

The aggregate number of shares of the Company’s common stock that currently may be issued pursuant to Awards under the 2007 Equity Plan is 71,661,082 shares. If shareholders approve the proposed amendment, this limit would be increased to 111,661,082 shares. As of February 1, 2010, no shares remained available for additional award grant purposes under the 2007 Equity Plan (after giving effect to the December 2009 performance-based awards referred to above).

In the event that any dividend or other distribution (whether in the form of cash, the Company’s common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the Company’s common stock or other securities, or other change in the Company’s corporate structure affecting the Company’s common stock occurs such that an adjustment is determined by the Plan Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Equity Plan, the Plan Administrator shall, in such manner as it may deem equitable, (a) adjust the number and class of shares (or other securities) available for issuance under the 2007 Equity Plan and the number, class, and price of shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Company’s common stock upon or in respect of such event.

Eligibility to Receive Awards

The Plan Administrator selects the employees (including executive officers), consultants and directors who will be granted Awards under the 2007 Equity Plan. As of February 1, 2010, the Company had approximately 128 officers and employees, including all of the Company’s named executive officers who are still serving in that capacity as of February 1, 2010, and six non-employee directors who were eligible to receive Awards under the 2007 Equity Plan. The actual number of individuals who will receive an Award under the 2007 Equity Plan cannot be determined in advance because the Plan Administrator has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares of the Company’s common stock at a fixed exercise price for a fixed period of time. Under the 2007 Equity Plan, the Plan Administrator may grant nonqualified stock options and/or incentive stock options. The Plan Administrator will determine the number of shares covered by each option.

The exercise price of the shares subject to each option is set by the Plan Administrator but generally cannot be less than 100% of the fair market value on the date of grant. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value (on the grant date) if the participant owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock and any of the Company’s subsidiaries. However, the Company may grant certain options with exercise prices equal to less than the fair market value of the Company’s common stock on the date of grant in connection with its acquisition of another company. The fair market value of the Company’s common stock is generally the last quoted sales price for the shares on The NASDAQ Capital Market on the applicable date.

Options vest and become exercisable at the times and on the terms established by the Plan Administrator at the time of grant. Options granted under the 2007 Equity Plan expire at the times established by the Plan Administrator, but not later than 10 years after the grant date (such term is limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock and any of the Company’s subsidiaries). The Plan Administrator may determine the effect of termination of employment or service on the rights and benefits under options and in doing so may make distinctions based upon the cause of termination or other factors.

The exercise price of each option granted under the 2007 Equity Plan must be paid in full in cash or its equivalent at the time of exercise. The Plan Administrator also may permit payment through the tender of shares that are already owned by the participant, or by any other form of legally permissible consolidation which the Plan Administrator determines to be consistent with the purpose of the 2007 Equity Plan.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in tandem with or in connection to all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. The Plan Administrator has complete discretion to determine the number of stock appreciation rights granted to any employee, consultant or director.

The Plan Administrator determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right that is granted independently of an option may not be less than 100% of the fair market value of the shares on the date of grant and the exercise price of a stock appreciation right that is granted in tandem with or in connection to an option may not be less than the exercise price of the related option. In addition, the Plan Administrator may determine the effect of termination of employment or service on the rights and benefits under stock appreciation rights and in doing so may make distinctions based upon the cause of termination or other factors.

A stock appreciation right granted in tandem with an option will entitle the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option. When a stock appreciation right granted in tandem with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires. A stock appreciation right granted in connection with an option will automatically be deemed exercised after the related option is exercised.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Plan Administrator will specify in the stock appreciation right agreement. Stock appreciation rights granted under the 2007 Equity Plan expire at the times established by the Plan Administrator, but not later than ten years after the date of grant.

The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares, in cash, or any combination thereof, as the Plan Administrator may determine.

Restricted Stock and Restricted Stock Units

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Plan Administrator. Restricted stock units represent a promise to deliver shares of the Company’s common stock, or an amount of cash or property equal to the underlying shares, at a future date. The Plan Administrator will determine the number of shares subject to a restricted stock Award or restricted stock unit Award granted to any employee, consultant or director, and the other terms of the Award (including the purchase price, if any, and transfer restrictions).

In determining whether an Award of restricted stock or restricted stock units should be made, and/or the vesting schedule for any such Award, the Plan Administrator may impose whatever conditions to vesting as it determines to be appropriate or determine that fully-vested shares should be awarded. For example, the Plan Administrator may determine to grant an Award of restricted stock or restricted stock units that will vest only if the participant continues employment and certain performance goals established by the Plan Administrator are satisfied.

Cash Awards

Cash awards may be granted either alone, in addition to, or in tandem with other Awards granted under the 2007 Equity Plan. After the Plan Administrator determines that it will offer a cash award, it shall advise the participant, by means of an award agreement, of the terms, conditions and restrictions related to the cash award. The grant or vesting of a cash award may be made contingent on the achievement of performance goals established by the Plan Administrator. The maximum amount payable pursuant to a cash award granted under the 2007 Equity Plan for any fiscal year to any participant that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code may not exceed $650,000. Nothing in the 2007 Equity Plan prevents the Company from granting cash awards outside of the 2007 Equity Plan in any amount to any employee or other service provider.

Deferred Payments

The 2007 Equity Plan authorizes the Plan Administrator to permit the deferred payment of Awards in accordance with and subject to such rules and procedures determined by the Plan Administrator in its sole discretion.

Performance Goals

Awards under the 2007 Equity Plan may be made subject to performance conditions as well as time-vesting conditions. Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may include performance conditions that are established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code and based on an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Plan Administrator in accordance with Section 162(m) of the Internal Revenue Code: (a) annual revenue, (b) cash position, (c) earnings per share, (d) individual objectives, (e) net income, (f) operating cash flow, (g) operating income, (h) return on assets, (i) return on equity, (j) return on sales and (k) total shareholder return. Performance goals may differ from participant to participant and from Award to Award.

Change of Control

In the event of a “change of control” of the Company, the Plan Administrator may provide for the successor corporation to either assume or provide a substitute award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute award, the Plan Administrator will provide at least 15 days notice that the options or stock appreciation rights under the 2007 Equity Plan will immediately vest and become exercisable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period. If the successor corporation assumes or provides a replacement Award and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following the change of control, then such participant’s options and stock appreciation rights will immediately vest and become exercisable as to all of the shares subject to such Award.

Additionally, in the event of a “change of control” of the Company, the Plan Administrator may provide for any vesting conditions or Company repurchase or reacquisition rights with respect to restricted stock and restricted stock units to be assigned to the successor corporation. In the event the successor corporation refuses to assume any such vesting conditions or repurchase or reacquisition rights, such vesting conditions or repurchase or reacquisition rights will lapse and the participant will be fully vested in such shares of restricted stock or restricted stock units. If the vesting conditions or repurchase or reacquisition rights are assigned to the successor corporation and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following such change of control, then any vesting conditions or repurchase or reacquisition rights will lapse with respect to such participant’s restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control) and the participant will be fully vested in such restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control). The Plan Administrator may also provide in the Award agreement or other agreements that one or more Awards will be subject to different vesting rules than those described above in connection with a change of control of the Company.

The Plan Administrator may provide for cash awards to be assumed or an equivalent cash award substituted by the successor corporation in the event of a “change of control.” In the event that the successor corporation refuses to assume or substitute for the cash award, the participant will become fully vested in the cash award. If the cash award is assumed or substituted for and within 12 months following the “change of control” the participant is terminated by the successor corporation for reasons other than “misconduct,” the participant will become fully vested in the cash award.

Limited Transferability of Awards

Awards granted under the 2007 Equity Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Plan Administrator, transfer nonqualified stock options (a) pursuant to a court-approved domestic relations order relating to child support, alimony payments or marital property rights and (b) by bona fide gift to (1) a member of the participant’s immediate family; (2) a trust or other entity for the sole benefit of the participant and/or his or her immediate family; (3) a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family; or (4) certain limited tax-qualified charities.

Amendment and Termination of the 2007 Equity Plan

The Board generally may amend, suspend or terminate the 2007 Equity Plan at any time and for any reason (subject to shareholder consent as may be required by applicable law). However, no amendment or termination of the 2007 Equity Plan may alter or impair the rights of a participant with respect to an outstanding Award without his or her consent; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination (a) is required or advisable in order for the Company, the 2007 Equity Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any change of control event, is in the best interests of the Company or its shareholders. In addition, the Board may not, without shareholder consent, reduce the exercise price of any outstanding option or cancel and re-grant options at a lower exercise price.

Unless terminated by the Board, the 2007 Equity Plan does not have a term. However, no incentive stock option may be granted under the 2007 Equity Plan after ten years from the latest date the Company’s shareholders approve the 2007 Equity Plan, including any subsequent amendment or restatement of the 2007 Equity Plan approved by the Company’s shareholders. Outstanding Awards generally will continue following the expiration or termination of the 2007 Equity Plan until they expire pursuant to the terms of such Awards. If the Company’s shareholders approve the amendment to the 2007 Equity Plan, the Company will be able to grant incentive stock options under the terms of the 2007 Equity Plan for ten years from the date of such approval.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company with respect to the grant, vesting and exercise of Awards granted under the 2007 Equity Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an Award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Internal Revenue Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise of a nonqualified stock option with respect to vested shares, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with exercise of a nonqualified stock option would be added to the tax basis of the shares and, with respect to an employee, is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Incentive Stock Options

No taxable income is recognized when an incentive stock option is granted or exercised although the excess (if any) of the fair market value of the shares at exercise over the exercise price is treated as an item of income for alternative minimum tax purposes and may subject the participant to alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, (a) if the sale price exceeds the exercise price, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option, and the excess (if any) between the sales price and the fair market value of the shares on the exercise date will be taxed as capital gain or (b) if the sale price is less than the exercise price, the participant will recognize a capital loss equal to the difference between the exercise price and the sale price.

In the case of both nonqualified stock options and incentive stock options, special federal income tax rules apply if the Company’s common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Appreciation Rights

No taxable income is recognized when a stock appreciation right is granted to a participant. Upon exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received as of the payment date. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Restricted Stock and Restricted Stock Units

No taxable income is generally recognized when restricted stock or restricted stock units are granted to a participant if the shares are subject to vesting requirements. Upon vesting (or at grant as to any shares that are vested at grant), the participant will generally recognize income in an amount equal to the excess of the fair market value of the shares over any amount the participant paid for the shares. A participant who receives unvested shares of stock under a stock Award may make an election at the time of transfer of the shares to recognize income based upon the fair market value of the stock on the date of transfer. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

The ordinary income on an Award of restricted stock or restricted stock units recognized by an employee will be subject to tax withholding by the Company.

Cash Awards

Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee will be subject to tax withholding by the Company.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an Award under the 2007 Equity Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the chief executive officer and to certain of the Company’s other executive officers. If compensation attributable to Awards to such individuals is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct compensation paid to such individuals to the extent that aggregate non-performance-based compensation exceeds $1,000,000 per individual in any tax year. Furthermore, if an Award is accelerated under the 2007 Equity Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

Accounting Treatment

The Company will recognize compensation expense in connection with Awards granted under the 2007 Equity Plan as required under applicable accounting standards. The Company currently amortizes compensation expense associated with equity Awards over an Award’s requisite service period and establishes the fair value of equity Awards in accordance with applicable accounting standards.

New Plan Benefits

The Company has not approved any Awards that are conditioned upon shareholder approval of the proposed amendment to the 2007 Equity Plan. The Company is not currently considering any other specific Award grants under the 2007 Equity Plan. If the proposed amendment to the 2007 Equity Plan had been in effect in fiscal 2009, the Company expects that its Award grants for fiscal 2009 would not have been substantially different from those actually made in that year under the 2007 Equity Plan. The number of Awards that non-employee directors may receive under the 2007 Equity Plan is set forth in the Company’s Revised Director Compensation Policy, which is described in the section entitled “Non-Employee Director Compensation” below.

In December 2009, the Compensation Committee approved Awards of restricted stock units under the 2007 Equity Plan to eligible employees and directors of the Company. (The Company refers to these Awards as the “December 2009 Performance Awards.”) As described in the Compensation Discussion and Analysis portion of this proxy statement under the heading “Equity Awards Approved in Fiscal 2009” on page 23 below, the December 2009 Performance Awards will be payable in shares of the Company’s common stock if certain performance goals are achieved on or before December 31, 2011, with the number of shares payable upon achievement of the related performance goal to be determined by multiplying the payout percentage that has been assigned by the Compensation Committee to that goal for purposes of the participant’s award by the number of shares of the Company’s common stock issued and outstanding at the time the Compensation Committee certifies that the particular goal has been achieved. The payout percentages for the December 2009 Performance Awards granted to the named executive officers are identified in the Compensation Discussion and Analysis, and the number of shares that would have been issued to each of these executives had the December 2009

Performance Awards been payable at the time of grant (based on the Company’s total issued and outstanding shares on the grant date) are set forth in the Grants of Plan-Based Awards Table on page 32 below.

At the time the December 2009 Performance Awards were granted and after reserving the number of shares subject to Awards then outstanding under the 2007 Equity Plan, a total of 39,323,627 shares were available for Award grant purposes under the 2007 Equity Plan. If each of the December 2009 Performance Awards had been payable in full on the grant date, a total of 70,372,611 shares would have been issuable in payment of these Awards, and accordingly, if the proposed amendment to the 2007 Equity Plan had then been in effect, a portion of the shares requested pursuant to the proposed amendment would have been used to make payment of such Awards had the conditions for payment of such Awards been met. If, at the time payment is otherwise due with respect to the December 2009 Performance Awards, there are not sufficient shares available under the 2007 Equity Plan (after reserving sufficient shares to cover the other Awards then outstanding under the 2007 Equity Plan), the number of shares payable with respect to the December 2009 Performance Awards will be proportionately reduced such that the share limits of the 2007 Equity Plan will not be exceeded.

The following table sets forth for each of the groups identified below the aggregate percentage of the Company’s then-outstanding shares that would be payable under the December 2009 Performance Awards, subject in each case to satisfaction of the performance and other conditions applicable to the Award:

Name and Position	Aggregate Payout Percentages for December 2009 Performance Awards
Executive Group
James A. Bianco, M.D. Chief Executive Officer	3.45%
Louis A. Bianco Executive Vice President, Finance and Administration	1.40%
Daniel G. Eramian Executive Vice President, Corporate Communications	1.035%
Craig W. Philips President	2.07%
Jack W. Singer, M.D. Executive Vice President, Chief Medical Officer	1.40%
Total for Executive Group (5 persons)	9.355%
Non-Executive Director Group (6 persons)	2.6335%
Non-Executive Officer Employee Group	0%

As of February 19, 2010, the closing price of the Company’s common stock on The NASDAQ Capital Market was $0.71 per share.

Aggregate Past Grants Under the 2007 Equity Plan

As of February 1, 2010, Awards covering 36,821,271 shares of the Company’s common stock had been granted under the 2007 Equity Plan. (This number of shares includes shares subject to Awards that expired or terminated without having been exercised and paid and became available for new Award grants under the 2007 Equity Plan but does not include any shares attributable to the December 2009 Performance Awards). The following table shows information regarding the distribution of those Awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS(1)
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of February 1, 2010		Number of Shares/ Units Subject to Past Awards	Number of Shares/ Units Vested as of February 1, 2010	Number of Shares/Units Outstanding and Unvested as of February 1, 2010
			Exercisable	Unexercisable
Named Executive Officers:
James A. Bianco, M.D. Chief Executive Officer	25,375	—	25,375	—	8,178,737	6,195,412	1,955,038
Louis A. Bianco Executive Vice President, Finance and Administration	14,336	—	14,336	—	3,023,761	2,427,902	587,311
Daniel G. Eramian Executive Vice President, Corporate Communications	8,225	—	8,225	—	2,479,346	1,886,995	587,311
Craig W. Philips President	15,000	—	5,000	10,000	4,876,830	3,701,542	1,175,288
Jack W. Singer, M.D. Executive Vice President, Chief Medical Officer	14,725	—	14,725	—	3,023,761	2,427,902	587,311

Total for All Current Executive Officers as a Group (5 persons):	77,661	—	67,661	10,000	21,582,435	16,639,753	4,892,259

Non-Executive Directors:
John H. Bauer	35,400	—	5,400	30,000	893,148	873,148	20,000
Vartan Gregorian, Ph.D.	36,025	—	6,025	30,000	893,148	873,148	20,000
Richard L. Love	35,400	—	5,100	30,300	878,322	858,222	20,100
Mary O. Mundinger, Dr. PH	36,125	—	6,125	30,000	878,148	858,148	20,000
Phillip M. Nudelman, Ph.D.	36,350	—	6,350	30,000	1,316,559	1,296,559	20,000
Frederick W. Telling, Ph.D.	35,100	—	5,100	30,000	893,085	873,085	20,000

Total for All Current Non-Executive Directors as a Group (6 persons):	214,400	—	34,100	180,300	5,752,410	5,632,310	120,100
Each other person who has received 5% or more of the options, warrants or rights under the 2007 Equity Plan	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	476,706	750	70,354	235,118	8,717,659	1,233,741	7,152,248
Total	768,767	750	172,115	425,418	36,052,504	23,505,804	12,164,607

(1)	This table does not reflect the December 2009 Performance Awards granted to the named executive officers and other eligible persons under the 2007 Equity Plan. For detail regarding these Awards, please refer to the information provided under and referred to in the New Plan Benefits section above.

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing compensation plans as of December 31, 2009, including the 2007 Equity Plan, 1994 Equity Incentive Plan and the ESPP.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plans Approved by Shareholders(1)	622,250	(2)	$80.17	1,474,591
Plan Not Approved by Shareholders	—		$—	—
Totals	622,250		$80.17	1,474,591

(1)	All of the shares reported in Column (c) were available for issuance under the ESPP. As described above, the Compensation Committee approved the December 2009 Performance Awards under the 2007 Equity Plan that would be payable in shares of the Company’s common stock upon satisfaction of the performance and other requirements imposed on the award. Columns (a) and (b) of this table are presented without giving effect to the December 2009 Performance Awards as the number of shares that would be issuable in payment of these awards depends on the Company’s total issued and outstanding shares at the time of payment and was therefore not determinable as of December 31, 2009. Column (c) is presented after giving effect to the December 2009 Performance Awards (assuming the performance goals applicable to these awards were achieved). As of December 31, 2009, 36,078,425 shares of the Company’s common stock were available for award grant purposes under the 2007 Equity Plan (before giving effect to the December 2009 Performance Awards) and all of these shares would have been used to pay the December 2009 Performance Awards if the performance goals applicable to these awards had been achieved. If the December 2009 Performance Awards become payable and sufficient shares are not available under the 2007 Equity Plan (after reserving sufficient shares to cover the other awards then outstanding under the 2007 Equity Plan), the number of shares payable with respect to the December 2009 Performance Awards will be proportionately reduced such that the share limits of the 2007 Equity Plan will not be exceeded. This table does not reflect the 40,000,000 additional shares that will be available under the 2007 Equity Plan if shareholders approve this 2007 Equity Plan proposal.
(2)	Of these shares, 582,496 were subject to options then outstanding under the 2007 Equity Plan, and 39,754 were subject to options then outstanding under the 1994 Equity Incentive Plan. The Company’s authority to grant new awards under the 1994 Equity Incentive Plan has terminated.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee oversees the Board responsibilities relating to the compensation of the Company’s chief executive officer and all other executive officers of the Company with a title of executive vice president and above or who otherwise report directly to the chief executive officer. (These individuals are listed in the Summary Compensation Table below and referred to herein as the Company’s “named executive officers”). In discharging this responsibility, the Compensation Committee evaluates and approves the Company’s compensation plans, policies and programs as they affect the named executive officers.

This discussion describes and analyzes the compensation program for the named executive officers. First, it covers the Company’s compensation objectives and philosophy, the cornerstone of which is pay for performance. Next, it reviews the process the Compensation Committee follows in deciding how to compensate the named executive officers and provides a brief overview of the principal components of the Company’s compensation program, including a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of the Company’s named executive officers for fiscal 2009.

Compensation Objectives and Philosophy

The Company believes that compensation of its executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. The Company attempts to align the interests of its shareholders and management by integrating compensation with the Company’s short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. However, the Company believes that it is important to provide executives with performance-based incentives that are tied to key corporate goals critical to the Company’s long-term success and viability.

The elements of compensation for the named executive officers include base salaries, annual cash incentives, long-term equity incentives, and perquisites, as well as severance benefits in connection with certain terminations of employment and additional benefits which are available to most other employees, including a 401(k) plan, employee stock purchase plan, health and welfare programs, and life insurance. In general, base salaries, perquisites and other benefit programs, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives as they provide predictable compensation levels that reward executives for their continued service. Annual cash incentives are primarily intended to motivate executives to achieve specific strategies and operating objectives, while long-term equity incentives are primarily intended to align executives’ long-term interests with those of the Company’s shareholders. Executives have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives.

In light of the general current economic climate, the Company’s compensation philosophy and objectives for fiscal 2009 continued to focus heavily (through the grant of the long-term equity incentives described below) on retention of the Company’s senior management team through this challenging time while further linking management’s potential rewards with shareholder value.

Compensation Process

As part of its process for determining the compensation for the named executive officers, the Compensation Committee considers competitive market data. As authorized by its charter, the Compensation Committee has engaged Milliman, Inc. (“Milliman”), an independent executive compensation consultant, to review the Company’s compensation plans, policies and programs that affect executive officers and to provide advice and recommendations on competitive market practices and specific compensation decisions. Milliman has worked directly with the Compensation Committee to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. To date, Milliman has not undertaken any projects for management or provided any services to the Company other than its services to the Compensation Committee.

In order to assess competitive market data for executive compensation, the Compensation Committee works with its compensation consultant to develop a peer group of companies with which the Company competes for executive talent (which may or may not be the same organizations that the company competes with directly on a business level). In early 2009, Milliman assisted the Compensation Committee in reviewing the peer group identified for 2008, focusing most closely on industry type and organization size/complexity, with the best indicators of organization size in the Company’s industry being number of employees and enterprise value, although each company’s revenue and net income were also considered. Following this process, the Compensation Committee selected the following peer group for fiscal 2009 compensation decisions, all of which are biotechnology organizations with an oncology focus and at a stage of company development that is comparable to the Company in the current or near-term stage: Arena Pharmaceuticals, Inc., Ariad Pharmaceuticals, Inc., Array BioPharma, Inc., Cougar Biotechnology, Inc., Dendreon Corp., IDM Pharma, Inc., Intermune, Inc., Medviation, Inc., Progenics Pharmaceuticals Inc., Rigel Pharmaceutical, Inc., Seattle Genetics, Inc., Spectrum Pharmaceuticals, Inc. and ZymoGenetics, Inc.

Once the peer group is established, the Compensation Committee then reviews the base salaries, annual cash-incentive compensation, long-term equity incentive compensation and total compensation for the Company’s executive officers as compared to the compensation paid by the companies within the Company’s peer group, comparing each executive officer to their counterparts in similar positions with the peer group companies. However, the Compensation Committee does not base its decisions on targeting compensation levels to specific benchmarks against the peer group. Instead, the Compensation Committee refers to the peer group compensation data as background information regarding competitive pay levels and also considers the other factors identified below in making its decisions.

In addition to consideration of the peer group data, the Compensation Committee also considers the value of each item of compensation, both separately and in the aggregate, in light of Company performance, each executive officer’s position within the Company, the executive officer’s performance history and potential for future advancement, and, with respect to long-term equity incentive compensation, the value of existing vested and unvested outstanding equity awards. The Compensation Committee also considers the recommendations of the Company’s chief executive officer with respect to the compensation for each executive other than himself. In setting compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and its executive officers, the accounting consequences and the impact on shareholder dilution. The relative weight given to each of these factors varies among individual executives at the Compensation Committee’s discretion and none of these factors by itself will compel a particular compensation decision.

Principal Elements of Compensation

The principal elements of compensation for the Company’s executive officers are composed of base salary, annual cash incentive compensation, and long-term equity incentive compensation. The Company also provides other compensation, including certain perquisites and other benefits. The Compensation Committee generally reviews, considers and approves each element of compensation, as well as all combined elements of compensation.

Base Salaries. Base salaries, including merit-based salary increases, for the named executive officers are established based on the scope of their respective responsibilities, competitive market salaries and general levels of market increases in salaries, individual performance, achievement of the Company’s corporate and strategic goals and changes in job duties and responsibilities.

In January 2009, the Compensation Committee reviewed the base salaries of the named executive officers and determined that they are generally competitive with the market when compared to the Company’s peer group despite the fact that the Company has not raised the base salaries of most of its executive officers in recent years. Given this continued competitiveness of the Company’s base salaries combined with its current business situation and the current economic climate, and consistent with the Company’s philosophy of providing reduced or flat levels of cash compensation while increasing equity awards during this challenging time, the Compensation Committee again determined that base salaries should not be raised in 2009. As a result, the named executive officers’ base salaries for fiscal 2009 were as follows: Dr. Bianco $650,000 (unchanged since established in 2005); Mr. Philips $402,000 (unchanged since established in his employment agreement effective August 1, 2008), Mr. Bianco $330,000 (unchanged since established in 2005), Dr. Singer $340,000 (unchanged since established in 2005), and Mr. Eramian $315,000 (unchanged since established in 2007).

Annual Cash Incentive Compensation. Annual cash incentives for the Company’s executive officers are designed to reward performance for achieving key corporate goals, which the Company believes in turn should increase shareholder value. In general, the annual incentive awards for executive officers are determined based on achievement of specific performance goals established at the beginning of the fiscal year and an evaluation by the Compensation Committee of the contributions made by individual executives to the Company during the course of the year, including both realization of performance goals and other notable achievements which may not have been contemplated at the time the original performance goals were established.

In March 2009, the Compensation Committee established the 2009 cash incentive program for the Company’s named executive officers, including target and maximum bonus opportunities for each executive as well as performance goals that would need to be achieved in order for the executive to receive such bonuses. Both target and maximum bonus opportunities under the program are determined by reference to a percentage of the executive officer’s base salary. For fiscal 2009 performance, the target bonus opportunities are 50% for Dr. Bianco, 40% for Mr. Philips, and 30% of each of Mr. Bianco, Dr. Singer and Mr. Eramian, and the maximum bonus opportunities are 125% for Dr. Bianco, 100% for Mr. Philips, and 75% for each of Mr. Bianco, Dr. Singer and Mr. Eramian. These target and maximum bonus levels were determined by the Compensation Committee, after consulting with Milliman, to be appropriate based on its subjective assessment of the executive’s position and ability to directly impact and responsibility for the Company’s performance, and its subjective assessment of general compensation practices in place at companies in the Company peer group identified above. Bonuses under the 2009 cash incentive program will be paid out in March 2010 only if the executive officer is employed by the Company on the payment date.

There are three core elements to the 2009 cash incentive program, which together comprise each executive’s cash incentive opportunity: financial performance, drug development and individual performance. As indicated in the table below, a portion of each executive’s bonus opportunity was allocated to each of these elements, with the percentage of the total bonus opportunity allocated to a particular element based on the executive’s position and ability to affect the outcome for that particular goal. With the exception of the individual performance element, each element is composed of sub-elements as identified below. As indicated in the table below, the individual performance element constitutes little or none of each executive’s target bonus. Any bonus awarded under this element will be determined by in the sole discretion of the Compensation Committee based on its subjective assessment of the executive’s performance during the fiscal year and any other factors it deems appropriate.

For the financial performance element, performance for fiscal 2009 is measured based on the Company’s operating capital raised and the percentage of the Company’s then-outstanding notes due in 2010-2011 that were tendered in the Company’s publicly-registered tender offers for those notes (the “Company Debt Measure”) compared with goals established by the Compensation Committee. The executive would be entitled to receive the target bonus for the operating capital sub-element if the Company’s operating capital raised for fiscal 2009 is $50 million. The executive would be entitled to receive the maximum bonus if the Company’s operating capital for fiscal 2009 is $100 million (or if the Company’s operating capital for fiscal 2009 is $75 million and more than 35% of the capital is raised through means other than selling or committing stock). For the Company Debt Measure, the executive would be entitled to receive the target bonus for this sub-element if the Company Debt Measure for fiscal 2009 is 50%, with the maximum bonus for this sub-element being payable if the Company Debt Measure for fiscal 2009 is 75%.

For the drug development element, the performance goals established by the Compensation Committee for fiscal 2009 related to pixantrone. The executive would be entitled to payment of his target bonus for this element if, during fiscal 2009, the Company entered into a pixantrone license agreement and completed its new drug application (“NDA”) submission for pixantrone (with a portion of the target bonus being payable if only one of these goals was achieved). The executive would be entitled to payment of an additional bonus for this element if the Company received approval from the U.S. Food and Drug Administration (the “FDA”) of pixantrone during fiscal 2009 (so that the executive would receive his maximum bonus for this element only if all three of these sub-elements were achieved).

The following table presents the relative weightings between sub-elements of each executive’s target and maximum cash incentive opportunity for fiscal 2009 (with the incentive opportunity for each sub-element being expressed as a percentage of the executive’s base salary). The relative weightings are intended as guidelines, with the Compensation Committee having final authority to determine weightings and the appropriate final bonus amounts.

Name	Financial				Drug Development			Individual Performance
	Operating Capital		Company Debt		Pix License Agreement	Pix NDA Submission	Pix FDA Approval	Target	Maximum
	Target	Maximum	Target	Maximum
James A. Bianco, M.D.	15%	45%	5%	10%	10%	15%	25%	5%	20%
Craig W. Philips	10%	35%	5%	10%	10%	5%	30%	5%	10%
Louis A. Bianco	18%	35%	2%	5%	5%	5%	10%	0%	15%
Jack W. Singer, M.D.	2.5%	10%	5%	10%	10%	10%	25%	0%	5%
Daniel G. Eramian	10%	25%	5%	5%	7.5%	7.5%	15%	0%	15%

At the time this proxy statement was filed with the SEC, the named executive officers’ incentives for fiscal 2009 under the cash incentive program had not been determined. When these amounts have been determined, the Company will file a report with the SEC on Form 8-K in accordance with SEC rules that provides the incentive amounts and a new total compensation figure for each of the named executive officers.

Long-Term Equity Incentive Compensation. As discussed above, in light of the business environment and existing challenges facing it, the Compensation Committee has generally been reducing or keeping unchanged annual cash compensation while increasing equity compensation. In implementing this part of the compensation policy, the Compensation Committee is cognizant of the key compensation goals for the Company, including (i) recognizing that the next one to three years will be extremely critical to the Company’s future and shareholder value, (ii) taking into consideration present and projected trials, (iii) considering pipeline products and their status, (iv) the need for a retention plan for critical executives and for the chief executive officer, and (v) supplying a mechanism for motivating the chief executive officer and the executive team during the upcoming critical time period.

The Compensation Committee awards long-term equity incentive compensation to the Company’s executive officers to align their interests with those of the Company’s shareholders, to provide additional incentives to the Company’s executive officers to improve the long-term performance of the Company’s common stock and to achieve the Company’s corporate goals and strategic objectives and to retain the Company’s executive officers. While stock options have been granted in the past, the Company’s current practice is primarily to grant long-term incentive awards to the named executive officers in the form of shares of restricted stock or units payable in stock when certain performance goals have been achieved in recognition of the achievement of these goals. In general, the restricted stock vests over a period of years following the date of grant and may be subject to the achievement within a specified period of critical corporate goals and strategic objectives established by the Compensation Committee. Thus, restricted shares are designed both to link executives’ interests with those of the Company’s shareholders as the shares’ value is based on the value of the Company’s common stock and to provide a long-term retention incentive for the vesting period as they generally have value regardless of stock price volatility.

In determining the size of the Company’s long-term equity incentive awards, the Compensation Committee reviews competitive market data for similar positions in the Company’s peer companies, the executive officer’s performance history and/or potential for future responsibility and promotion, the chief executive officer’s recommendations (with respect to executives other than himself) and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract candidates in the competitive environment for highly qualified employees in which the Company operates.

Equity Awards Approved in Fiscal 2009. Of special concern to the Compensation Committee was the sharp decline in the trading prices for the Company’s common stock at the end of fiscal 2008 and continuing into fiscal 2009. The Compensation Committee believed that this decline greatly diminished the value of the Company equity awards then held by the named executive officers and the retention and incentives values those awards were intended to convey. The Compensation Committee, with input from the Board, also believed that it was imperative to retain the Company’s senior management team through this challenging time. In late 2008 and throughout early fiscal 2009 the Compensation Committee, with input from the Board and in consultation with Milliman, considered potential equity award strategies to both retain and incentivize the named executive officers, and the relative sizes of long-term equity incentives (as a percentage of the outstanding equity of the company) that are frequently awarded by new businesses (or businesses in transition to new management teams) to their management teams as this was believed to be an appropriate comparison to the Company given the sharp decline in the trading value of the Company’s common stock. The sizes (numbers of shares awarded) of all of the equity awards granted by the Company to the named executive officers in fiscal 2009, as described more specifically below, were inherently subjective, determined by the Compensation Committee in its discretion, after consulting with Milliman, and taking into account its general assessment of each executive’s overall responsibilities and contributions, the other factors noted under Long-Term Equity Incentive Compensation above, and its subjective assessment of the equity award grant practices referenced in the preceding sentence.

The first step in the Compensation Committee’s approach to the fiscal 2009 equity awards was the grant, in March 2009, of retention restricted stock awards to each of the named executive officers. These grants are scheduled to vest over a two-year period, subject to the executive’s continued employment with the Company through the vesting date. The number of shares awarded to each of the executive officers pursuant to his retention award is reflected in the Grants of Plan-Based Awards Table—Fiscal 2009 on the line corresponding to the March 25, 2009 grant date for these awards. The time-based vesting schedule (as opposed to a performance-based vesting schedule) for these grants was believed to be appropriate to help ensure retention, but since the ultimate value of the awards is linked to stock price the grants also continue to link executives’ interests with those of shareholders.

The Compensation Committee determined that it was critical to focus management on the goal of restoring shareholder value and, as the second step in the Compensation Committee’s approach to the fiscal 2009 equity awards, it communicated to management that bonuses of fully-vested stock would be considered if the Company achieved certain regulatory approvals or if the Company achieved certain values for its common stock. The share appreciation goals were based on 500% and 1,000% increases in the value of a share of the Company’s common stock over the per-share closing price of a share of Company common stock of $0.14 on March 23, 2009. In June 2009, the 30-day moving average of the Company’s stock price reached $1.54, an increase of more than 1,000% over the March 23 level. Accordingly, on July 31, 2009 and again on November 10, 2009 the Compensation Committee approved bonuses to the named executive officers in the form of fully vested shares of Company common stock in connection with the attainment of these prices for the Company’s stock. The numbers of shares awarded (on a pre-tax basis) to each of the executive officers is reflected in the Grants of Plan-Based Awards Table—Fiscal 2009 on the lines corresponding to these two particular grant dates. The actual number of shares delivered to the executive officers on payment of these bonuses was reduced by the number of shares (valued at their then current value) required to satisfy applicable tax withholding obligations. (The regulatory goals noted in this paragraph are consistent with the goals that were ultimately formally adopted by the Compensation Committee in December 2009 and are discussed below).

Finally, in December 2009, the Compensation Committee decided to grant restricted stock units that will be payable in fully vested shares of the Company’s common stock upon the achievement of a particular performance goal, subject to the goal’s being achieved before December 31, 2011 and the individual’s continued employment or service with the Company. (The Company refers to these awards as the “December 2009 Performance Awards”). The Compensation Committee believed these awards at the grant levels identified below would provide an appropriate level of incentive to executives to help achieve the performance goals noted below, to help maximize and restore shareholder value, and to help provide enhanced retention incentives.

The performance goals under the December 2009 Performance Awards are as follows:

(a)	OPAXIO marketing authorization application (“MAA”) approval (“OPAXIO MAA Approval”);

(b)	OPAXIO NDA approval (“OPAXIO NDA Approval”);

(c)	achievement by the Company of fiscal year sales equal to or greater than $50,000,000 (the “$50M Sales Goal”);

(d)	achievement by the Company of fiscal year sales equal to or greater than $100,000,000 (the “$100M Sales Goal”);

(e)	pixantrone NDA Approval (“Pix NDA Approval”);

(f)	achievement by the Company of break-even cash flow in the fourth quarter of Fiscal Year 2010 (the “Fiscal 2010 4th Quarter Break Even”);

(g)	achievement by the Company of earnings per share results in any fiscal year equal to or greater than $0.05 per share of Company common stock (the “EPS Goal”); and

(h)	achievement of a price per share of Company common stock equal to $2.94 (the “Share Appreciation Goal”).

If one or more of the performance goals are timely achieved, an award recipient will be entitled to receive a number of shares of Company common stock (subject to the applicable share limits of the Company’s equity incentive plan) determined by multiplying (1) the award percentage corresponding to that particular performance goal by (2) the total number of outstanding shares of Company common stock, determined on a non-fully diluted basis, as of the date the Compensation Committee certifies that the particular performance goal has been achieved. The award percentages corresponding to the various performance goals for each of the named executive officers are set forth in the following table:

	Performance Goals and Applicable Award Percentages
Name	OPAXIO MAA Approval	OPAXIO NDA Approval	$50M Sales Goal	$100M Sales Goal	Pix NDA Approval	Fiscal 2010 4th Quarter Break Even	EPS Goal	Share Appreciation Goal
James A. Bianco, M.D.	0.15%	0.2%	0.3%	0.6%	0.45%	0.3%	0.7%	0.75%
Louis A. Bianco	0.061%	0.081%	0.122%	0.243%	0.182%	0.122%	0.284%	0.305%
Daniel G. Eramian	0.045%	0.06%	0.09%	0.18%	0.135%	0.09%	0.21%	0.225%
Craig W. Philips	0.09%	0.12%	0.18%	0.36%	0.27%	0.18%	0.42%	0.45%
Jack W. Singer, M.D.	0.061%	0.081%	0.122%	0.243%	0.182%	0.122%	0.284%	0.305%

A performance goal will not be considered achieved unless and until the date on which the Compensation Committee certifies that is has been achieved. If a change in control of the Company occurs, and if the award recipient is then still employed by or is providing services to the Company or one of its subsidiaries, the award recipient will be entitled to receive the full award percentage with respect to any performance goal which was not otherwise achieved before the date of the change in control (as though that performance goal had been fully achieved as of the time of the change in control), except that in the case of the Share Appreciation Goal, the vesting of the award will be determined based on the Company’s stock price at the time of the change in control.

On the lines corresponding to the December 15, 2009 date of grant of these awards, the Grants of Plan-Based Awards Table—Fiscal 2009 reflects the number of shares that would be issued to each named executive officer upon timely achievement of the related performance goal based on the applicable payout percentage and the number of shares of the Company’s common stock issued and outstanding on December 15, 2009. The actual number of shares issued for each award may be different from the share number reported in the table depending on whether the performance goal is achieved and, if achieved, the number of shares of the Company’s common stock issued and outstanding at the time the Compensation Committee certifies that the related performance goal has been achieved. The grant levels for the December 2009 Performance Awards granted to each named executive officer were inherently subjective, determined by the Compensation Committee in its discretion taking into account its general assessment of each executive’s overall responsibilities and contributions and the other factors noted under Long-Term Equity Incentive Compensation above.

Perquisites and Other Benefits. The named executive officers receive certain perquisites and other benefits provided by or paid for by the Company. The named executive officers are also entitled to participate in the Company’s benefit programs which are available to all Company employees, including company-sponsored health, welfare, 401(k), and employee stock purchase plans, and certain of the Company’s named executive officers occasionally use a chartered aircraft for business related travel (such business purpose is approved in advance by the Chair of the Board). When space was available, certain spouses or other family members accompanied the named executive officers on such trips. In those cases, there was no additional cost to the Company of having additional passengers on such flights.

The Company provides these perquisites and other benefits as a means of providing additional compensation to its named executive officers and, in some cases, to make certain benefits available in a convenient and efficient manner in light of the demands and time constraints imposed on its executives. The Company reviews the perquisites and other benefits provided to its named executive officers periodically and, in light of the general current economic environment, determined during fiscal 2009 that it would eliminate any tax gross-up benefits for its executives (except for the tax gross-ups noted below in the context of a change in control of the Company).

Post-Termination Protection and Payments

The Company has entered into severance agreements with each of the named executive officers. The Compensation Committee believes these agreements are important in attracting and retaining key executive officers. Under these agreements, the executive would be entitled to severance benefits in the event of a termination of the executive’s employment by the Company without cause or by the executive for good reason. The Company has determined that it is appropriate to provide each named executive officer with severance benefits under these circumstances in light of his position with the Company and as part of his overall compensation package. The severance benefits for each named executive officer are generally determined as if he continued to remain employed by the Company for 18 months following his actual termination date (or two years in the case of Dr. Bianco). Because the Company believes that a termination by an executive for good reason (or constructive termination) is conceptually the same as an actual termination by the Company without cause, the Company believes it is appropriate to provide severance benefits following such a constructive termination of the executive’s employment.

If a change in control of the Company occurs, outstanding equity awards, including awards held by the Company’s named executive officers, will generally become fully vested if they are not assumed by the successor entity. In addition, the severance agreements with each of the named executive officers (other than Mr. Philips) provide for the executive to be reimbursed for the full amount of any excise taxes imposed on their severance payments and any other payments under Section 4999 of the Internal Revenue Code. Each of the named executive officers (including Mr. Philips) would also be entitled to reimbursement for any excise taxes imposed under Section 4999 upon vesting of the December 2009 Performance Awards granted to these executives as described above. The Company provides the named executive officers with a “gross-up” for any parachute payment excise taxes that may be imposed because the Company determined the appropriate level of benefits for each named executive officer without factoring in the adverse effects that may result from imposition of these excise taxes. The excise tax gross-up is intended to make the named executive officer whole for any adverse tax consequences they may become subject to under Section 4999 of the Internal Revenue Code, and to preserve the level of benefits that the Company has determined to be appropriate in these circumstances.

For more information regarding these severance arrangements, please see “Potential Payments upon Termination or Change in Control” below.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the Company’s chief executive officer and certain other executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. In general, stock options granted under the Company’s stock incentive plans are intended to comply with the applicable requirements for this exemption, and the Compensation Committee generally considers the limitations imposed by Section 162(m) among other factors in making its compensation decisions. However, the Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of the Company’s executive compensation program as part of its primary objective of ensuring that compensation paid to the Company’s executive officers is reasonable, performance-based and consistent with the Company’s goals and the goals of the Company’s shareholders.

Summary

The Compensation Committee believes that the Company’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of the Company’s shareholders. The Compensation Committee believes that the compensation of the Company’s executives’ is both appropriate and responsive to the goal of improving shareholder value.

The following “Compensation Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on this review and discussions, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee:

Frederick W. Telling, Ph.D., Chair

Richard L. Love

Phillip M. Nudelman, Ph.D.

Compensation Committee Interlocks and Insider Participation

The directors listed at the end of the Compensation Committee Report above were each members of the Compensation Committee during all of fiscal 2009. No director who served on the Compensation Committee during fiscal 2009 is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, any executive officer of which served as a member of the Board or the Compensation Committee during fiscal 2009.

Summary Compensation Table—Fiscal 2007-2009

The following table sets forth information concerning compensation for services rendered to the Company during fiscal years 2007, 2008 and 2009 by each of the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
James A. Bianco, M.D.	2009	650,000	—	11,275,903	—	—	—	81,127	12,007,030
Chief Executive Officer	2008	650,000	362,793	57,000	—	216,645	—	219,718	1,506,156
	2007	650,000	487,500	531,657	373,766	—	—	154,881	2,197,804

Louis A. Bianco	2009	330,000	—	4,512,112	—	—	—	13,249	4,855,361
Executive Vice President, Finance and Administration	2008	330,000	99,000	28,500	—	66,000	—	16,472	539,972
	2007	330,000	148,500	167,038	95,656	—	—	16,622	757,816

Daniel G. Eramian	2009	315,000	—	3,382,770	—	—	—	315	3,698,085
Executive Vice President, Corporate Communications	2008	315,000	78,750	28,500	—	63,000	—	518	485,768
	2007	315,000	141,750	151,805	86,147	—	—	3,091	697,793

Craig W. Philips	2009	402,000	—	6,765,543	—	—	—	14,775	7,182,318
President	2008	167,500	22,344	147,500	23,147	44,656	—	—	405,147

Jack W. Singer, M.D.	2009	340,000	—	4,512,112	—	—	—	40,490	4,892,602
Executive Vice President, Chief Medical Officer	2008	340,000	85,000	28,500	—	68,000	—	46,748	568,248
	2007	340,000	153,000	167,038	95,656	—	—	55,369	811,063

(1)	As noted above, at the time this proxy statement was filed with the SEC, the named executive officers’ incentives for fiscal 2009 under the cash incentive program had not been determined. When these amounts have been determined, the Company will file a report with the SEC on Form 8-K in accordance with SEC rules that provides the incentive amounts and a new total compensation figure for each of the named executive officers. Please see the Compensation Discussion and Analysis above for a description of the cash incentive program for the named executive officers for fiscal 2009. The target and maximum amounts for each named executive officer’s fiscal 2009 incentive opportunity are reported in the “Grants of Plan-Based Awards” table below.
(2)	In accordance with recent changes in the SEC’s disclosure rules, the amounts reported in the “Stock Awards” and “Option Awards” columns of the table above for fiscal 2009 reflect the fair value on the grant date of the stock awards (including restricted stock, stock bonuses and the December 2009 Performance Awards) and option awards, respectively, granted to the Company’s Named Executive Officers during fiscal 2009. These values have been determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements.

Stock-based compensation expense for all stock-based payment awards made to employees and directors is recognized and measured based on estimated fair values. For option valuations, the Company has elected to utilize the Black-Scholes valuation method in order to estimate the fair value of options on the date of grant. The risk-free interest rate is based on the implied yield currently available in U.S. Treasury securities at maturity with an equivalent term. The Company has not declared or paid any dividends on the Company’s common stock and do not currently expect to do so in the future. The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on historical weighted average holding periods and projected holding periods for the remaining unexercised shares. Consideration was given to the contractual terms of the Company’s stock-based awards, vesting schedules and expectations of future employee behavior. Expected volatility is based on the annualized daily historical volatility, including consideration of the implied volatility and market prices of traded options for comparable entities within the Company’s industry. These assumptions underlying the Black-Scholes valuation model involve management’s best estimates.

The weighted average of these assumptions used with respect to awards in the Company’s fiscal years ending December 31, 2009, 2008 and 2007 is presented in the table below.

	Year Ended December 31,
	2009	2008	2007
Risk-free interest rates	1.4%	2.8%	3.9%
Expected dividend yield	None	None	None
Expected life (in years)	2.8	2.7	3.0
Volatility	88%	79%	76%

For the Company’s December 2009 Performance Awards, the Company employs a Monte Carlo simulation model to calculate estimated grant date fair value. The average present value is calculated based upon the expected date the award is made, or the event date, the expected stock price on the event date and the current shares outstanding on the event date. The event date, stock price and the shares outstanding are estimated using the Monte Carlo simulation model which is based on assumptions by management, including the likelihood of achieving milestones and potential future financings. These assumptions impact the fair value of the equity-based award and the expense that will be recognized over the life of the award.

Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to the Company’s employees and directors is generally recognized over the vesting periods applicable to the awards. The SEC’s disclosure rules previously required that the Company present stock award and option award information for 2008 and 2007 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year the Company could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, the recent changes in the SEC’s disclosure rules require that the Company now present the stock award and option award amounts in the applicable columns of the table above with respect to fiscal years 2008 and 2007 on a similar basis as the fiscal 2009 presentation using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the SEC’s past disclosure rules, the amounts reported in the table above for stock award and option awards in fiscal years 2008 and 2007 differ from the amounts previously reported in the Company’s Summary Compensation Table for these years. As a result, each named executive officer’s total compensation amounts for fiscal years 2008 and 2007 also differ from the amounts previously reported in the Company’s Summary Compensation Table for these years.

(3)	The amounts reported in the “Stock Awards” column of the table above for fiscal 2009 and fiscal 2007 include the grant date fair value of performance-based stock awards (including the December 2009 Performance Awards) granted to the named executive officers in each of these years based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The following table presents the aggregate grant date fair value of the December 2009 Performance Awards included in the “Stock Awards” column for each of these years and the aggregate grant date value of these awards assuming that the highest level of performance conditions will be achieved. The balance of the amounts reported in the “Stock Awards” column above for fiscal 2009 is the grant date fair value of the stock bonuses awarded in July and November 2009 based on 500% and 1,000% increases in the value of a share of the Company’s common stock over the per-share closing price of a share of Company common stock of $0.14 on March 23, 2009.

	2007 Performance Awards		2009 Performance Awards
Name	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)
James A. Bianco, M.D.	2,419	456,019	4,528,069	14,821,909
Louis A. Bianco	726	151,926	1,841,415	6,015,644
Daniel G. Eramian	605	151,805	1,358,421	4,446,573
Craig W. Philips	—	—	2,716,842	8,893,145
Jack W. Singer, M.D.	726	151,926	1,841,415	6,015,644

(4)	The following table provides detail on the amounts reported in the “All Other Compensation” column of the table above for each named executive officer:

Name	Tax Gross-ups ($)		Insurance Premiums ($)	401(k) Match ($)	Other Personal Benefits ($)(7)		Total ($)
James A. Bianco, M.D.	4,912	(1)	50,759	—	25,456	(5)	81,127
Louis A. Bianco	3,490	(2)	6,084	3,675	—		13,249
Daniel G. Eramian	315	(3)	—	—	—		315
Craig W. Philips	—		—	3,675	11,100	(6)	14,775
Jack W. Singer, M.D.	10,265	(4)	26,550	3,675	—		40,490

(1)	This amount represents tax reimbursements for taxable compensation related to health and disability premiums. These tax reimbursements were terminated in fiscal 2009.
(2)	This amount represents tax reimbursements for taxable compensation related to disability and life insurance premiums. These tax reimbursements were terminated in fiscal 2009.
(3)	This amount represents tax reimbursements for taxable compensation related to tax preparation fees. These tax reimbursements were terminated in fiscal 2009.
(4)	This amount represents tax reimbursements for taxable compensation related to tax preparation fees and health and disability insurance premiums. These tax reimbursements were terminated in fiscal 2009.
(5)	This amount includes $20,735 for family member’s travel on commercial aircraft and $4,721 for health club dues.
(6)	This amount includes $9,000 for automobile allowance and $2,100 for tax preparation fees.
(7)	Certain named executive officers were accompanied by spouses or other family members on trips using chartered aircraft where the use of the chartered aircraft was primarily for business purposes. In those cases, there was no incremental cost to the Company of having additional passengers on the chartered aircraft, and as a result, no amount is reflected in this table with respect to this benefit.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to the Company’s named executive officers for the fiscal years indicated above. The primary elements of each named executive officer’s total compensation reported in the table are base salary, an annual bonus, and long-term equity incentives consisting of awards of restricted stock and restricted stock units. Named executive officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in the footnotes to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the equity awards granted in fiscal 2009, provides information regarding the long-term equity incentives awarded to the named executive officers in fiscal 2009. The Outstanding Equity Awards at Fiscal Year-End and Option Exercises and Stock Vested tables provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards. The “Potential Payments upon Termination or Change in Control” section provides information on the benefits the named executive officers may be entitled to receive in connection with certain terminations of their employment and/or a change in control of the Company.

Description of Employment Agreements—Cash Compensation

In December 2008, the Company entered into an employment agreement with Dr. Bianco that replaced his original employment agreement entered into in 2005. The employment agreement has a two-year term. The agreement provides that Dr. Bianco will receive an initial annualized base salary of $650,000, subject to review by the Compensation Committee. Based on its review, the Compensation Committee may increase (but not reduce) the base salary level. The agreement also provides for annual bonuses for Dr. Bianco with a target annual bonus of at least 50% of his base salary and for an additional bonus to be paid if certain “stretch” performance goals established by the Compensation Committee for the applicable year are achieved. The agreement also provides for Dr. Bianco to participate in the Company’s usual benefit programs for senior executives, payment by the Company of premiums for universal life insurance with a coverage amount of not less than $5,000,000 (up to an annual limit of $41,500, subject to adjustment) and certain other personal benefits set forth in the agreement. Provisions of Dr. Bianco’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this proxy statement.

In April 2008, the Company entered into an employment agreement with Mr. Philips. The employment agreement does not have a specified term. The agreement provides that Mr. Philips will receive an initial annualized base salary of $402,000, subject to annual review by the Compensation Committee, and will be eligible to receive an annual bonus, with the target annual bonus being 40% of his base salary. The agreement also provides for Mr. Philips to participate in the Company’s usual benefit programs for senior executives and to receive an auto allowance of $750 per month. Provisions of Mr. Philips’ agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this proxy statement.

Grants of Plan-Based Awards—Fiscal 2009

The following table presents information regarding the incentive awards granted to the named executive officers for fiscal 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name/Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James A. Bianco, M.D.
Annual Bonus	N/A	—	325,000	812,500	—	—	—	—	—	—	—
Stock Bonus	3/25/09	—	—	—	—	—	—	2,896,557	—	—	695,174
Stock Bonus	7/31/09	—	—	—	—	—	—	2,149,658	—	—	3,181,494
Stock Bonus	11/10/09	—	—	—	—	—	—	2,900,168	—	—	2,871,166
Performance Award(3)	12/15/09	—	—	—	—	880,501	—	—	—	—	—
Performance Award(4)	12/15/09	—	—	—	—	1,174,002	—	—	—	—	—
Performance Award(5)	12/15/09	—	—	—	—	1,761,003	—	—	—	—	—
Performance Award(6)	12/15/09	—	—	—	—	3,522,006	—	—	—	—	—
Performance Award(7)	12/15/09	—	—	—	—	2,641,504	—	—	—	—	—
Performance Award(8)	12/15/09	—	—	—	—	1,761,003	—	—	—	—	—
Performance Award(9)	12/15/09	—	—	—	—	4,109,007	—	—	—	—	—
Performance Award(10)	12/15/09	—	—	—	—	4,402,507	—	—	—	—	4,528,069

Louis A. Bianco
Annual Bonus	N/A	—	99,000	247,500	—	—	—	—	—	—	—
Stock Bonus	3/25/09	—	—	—	—	—	—	868,967	—	—	208,552
Stock Bonus	7/31/09	—	—	—	—	—	—	875,981	—	—	1,296,452
Stock Bonus	11/10/09	—	—	—	—	—	—	1,177,468	—	—	1,165,693
Performance Award(3)	12/15/09	—	—	—	—	358,071	—	—	—	—	—
Performance Award(4)	12/15/09	—	—	—	—	475,471	—	—	—	—	—
Performance Award(5)	12/15/09	—	—	—	—	716,141	—	—	—	—	—
Performance Award(6)	12/15/09	—	—	—	—	1,426,412	—	—	—	—	—
Performance Award(7)	12/15/09	—	—	—	—	1,068,342	—	—	—	—	—
Performance Award(8)	12/15/09	—	—	—	—	716,141	—	—	—	—	—
Performance Award(9)	12/15/09	—	—	—	—	1,667,083	—	—	—	—	—
Performance Award(10)	12/15/09	—	—	—	—	1,790,353	—	—	—	—	1,841,415

Daniel G. Eramian
Annual Bonus	N/A	—	94,500	236,250	—	—	—	—	—	—	—
Stock Bonus	3/25/09	—	—	—	—	—	—	868,967	—	—	208,552
Stock Bonus	7/31/09	—	—	—	—	—	—	644,897	—	—	954,448
Stock Bonus	11/10/09	—	—	—	—	—	—	870,050	—	—	861,350
Performance Award(3)	12/15/09	—	—	—	—	264,150	—	—	—	—	—
Performance Award(4)	12/15/09	—	—	—	—	352,201	—	—	—	—	—
Performance Award(5)	12/15/09	—	—	—	—	528,301	—	—	—	—	—
Performance Award(6)	12/15/09	—	—	—	—	1,056,602	—	—	—	—	—
Performance Award(7)	12/15/09	—	—	—	—	792,451	—	—	—	—	—
Performance Award(8)	12/15/09	—	—	—	—	528,301	—	—	—	—	—
Performance Award(9)	12/15/09	—	—	—	—	1,232,702	—	—	—	—	—
Performance Award(10)	12/15/09	—	—	—	—	1,320,752	—	—	—	—	1,358,421

Craig W. Philips
Annual Bonus	N/A	—	160,800	402,000	—	—	—	—	—	—	—
Stock Bonus	3/25/09	—	—	—	—	—	—	1,737,934	—	—	417,104
Stock Bonus	7/31/09	—	—	—	—	—	—	1,289,795	—	—	1,908,897
Stock Bonus	11/10/09	—	—	—	—	—	—	1,740,101	—	—	1,722,700
Performance Award(3)	12/15/09	—	—	—	—	528,301	—	—	—	—	—
Performance Award(4)	12/15/09	—	—	—	—	704,401	—	—	—	—	—
Performance Award(5)	12/15/09	—	—	—	—	1,056,602	—	—	—	—	—
Performance Award(6)	12/15/09	—	—	—	—	2,113,203	—	—	—	—	—
Performance Award(7)	12/15/09	—	—	—	—	1,584,903	—	—	—	—	—
Performance Award(8)	12/15/09	—	—	—	—	1,056,602	—	—	—	—	—
Performance Award(9)	12/15/09	—	—	—	—	2,465,404	—	—	—	—	—
Performance Award(10)	12/15/09	—	—	—	—	2,641,504	—	—	—	—	2,716,842

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name/Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jack W. Singer, M.D.
Annual Bonus	N/A	—	102,000	255,000	—	—	—	—	—	—	—
Stock Bonus	3/25/09	—	—	—	—	—	—	868,967	—	—	208,552
Stock Bonus	7/31/09	—	—	—	—	—	—	875,981	—	—	1,296,452
Stock Bonus	11/10/09	—	—	—	—	—	—	1,177,468	—	—	1,165,693
Performance Award(3)	12/15/09	—	—	—	—	358,071	—	—	—	—	—
Performance Award(4)	12/15/09	—	—	—	—	475,471	—	—	—	—	—
Performance Award(5)	12/15/09	—	—	—	—	716,141	—	—	—	—	—
Performance Award(6)	12/15/09	—	—	—	—	1,426,412	—	—	—	—	—
Performance Award(7)	12/15/09	—	—	—	—	1,068,342	—	—	—	—	—
Performance Award(8)	12/15/09	—	—	—	—	716,141	—	—	—	—	—
Performance Award(9)	12/15/09	—	—	—	—	1,667,083	—	—	—	—	—
Performance Award(10)	12/15/09	—	—	—	—	1,790,353	—	—	—	—	1,841,415

(1)	This column reflects the December 2009 Performance Awards granted to each named executive officer. As described in the Compensation Discussion and Analysis above, these awards will be payable in shares of the Company’s common stock if certain performance goals are achieved on or before December 31, 2011, with the number of shares payable upon achievement of the related performance goal to be determined by multiplying the payout percentage that has been assigned by the Compensation Committee to that goal for purposes of the named executive officer’s award by the number of shares of the Company’s common stock issued and outstanding at the time the Compensation Committee certifies that the particular goal has been achieved. For each award, the “Target” column reflects the number of shares that would be issued upon timely achievement of the related performance goal based on the applicable payout percentage and the number of shares of the Company’s common stock issued and outstanding on December 15, 2009. The actual number of shares issued for each award upon timely achievement of the related performance goal may be different from the number reported in the table above depending on the number of shares of the Company’s common stock issued and outstanding at the time the Compensation Committee certifies that the goal has been achieved.
(2)	The amounts reported in this column reflect the fair value of these awards on the grant date as determined under the generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see footnote (2) to the Summary Compensation Table. With respect to equity incentive plan awards, this column reflects the grant date fair value of such awards based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles.
(3)	The vesting of these awards is subject to the Company’s obtaining MAA approval of OPAXIO on or before December 31, 2011.
(4)	The vesting of these awards is subject to the Company’s obtaining NDA approval of OPAXIO on or before December 31, 2011.
(5)	The vesting of these awards is subject to achievement by the Company of fiscal year sales equal to or greater than $50 million on or before December 31, 2011.
(6)	The vesting of these awards is subject to achievement by the Company of fiscal year sales equal to or greater than $100 million on or before December 31, 2011.
(7)	The vesting of these awards is subject to the Company’s obtaining NDA approval of pixantrone on or before December 31, 2011.
(8)	The vesting of these awards is subject to achievement by the Company of break-even cash flow in the fourth quarter of fiscal 2010.
(9)	The vesting of these awards is subject to achievement by the Company of earnings per share results in any fiscal year equal to or greater than $0.05 per share of Company common stock on or before December 31, 2011.
(10)	The vesting of these awards is subject to the Company’s achievement of a price per share of the Company’s common stock equal to $2.94 on or before December 31, 2011.

Description of Plan-Based Awards

Each of the “Non-Equity Incentive Plan Awards” reported in the Grants of Plan-Based Awards Table was granted under the Company’s 2009 annual incentive program. The material terms of these annual incentive awards are described in the Compensation Discussion and Analysis above.

Each of the equity awards reported in the table above was granted under the 2007 Equity Plan. The 2007 Equity Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the 2007 Equity Plan provisions and make all required determinations under the 2007 Equity Plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the 2007 Equity Plan are generally only transferable to a beneficiary of a named executive officer upon his death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the 2007 Equity Plan document, are not made for value.

Under the terms of the 2007 Equity Plan, if there is a change in control of the Company, each named executive officer’s outstanding awards granted under the 2007 Equity Plan will generally become fully vested and, in the case of options, exercisable, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation or settlement (in cash, securities or property) of the outstanding awards. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they may terminate or be terminated in such circumstances.

Restricted Stock. The awards granted in March 2009 reported in the table above represent grants of restricted stock to each of the named executive officers. Each of these awards is scheduled to vest in three equal installments, with the first installment vesting six months after the grant date and the second and third installments vesting on the first and second anniversaries of the grant date. Prior to the time the shares become vested, the named executive officer generally does not have the right to dispose of the restricted shares, but does have the right to vote and receive dividends (if any) paid by the Company in respect of the restricted shares.

Stock Bonuses. The awards granted in July 2009 and November 2009 reported in the table above represent grants of fully-vested shares to each of the named executive officers. These grants were made in connection with the appreciation of the Company’s stock price to specified levels as described in the Compensation Discussion and Analysis above.

Performance Awards. The awards granted in December 2009 reported in the table above represent the December 2009 Performance Awards. These awards represent a contractual right to receive shares of the Company’s common stock upon vesting of the award. See the Compensation Discussion and Analysis above for a description of the performance and other vesting conditions applicable to the awards and the footnotes to the table above for the number of shares that would be payable upon vesting of the awards granted to the named executive officers. The named executive officer does not have the right to vote or dispose of the awards or any other shareholder rights with respect to the awards.

Outstanding Equity Awards at Fiscal 2009 Year-End

The following table presents information regarding the outstanding equity awards held by each of the Company’s named executive officers as of December 31, 2009, including the vesting dates for the portions of these awards that had not vested as of that date.

		Option Awards					Stock Awards
Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James A. Bianco, M.D	11/30/2000	7,500	—		1,718.80	11/30/2010	—					—
	11/30/2001	6,250	—		1,091.80	11/30/2011	—					—
	7/30/2002	2,994	—		139.40	7/30/2012	—					—
	12/3/2002	4,750	—		379.80	12/3/2012	—					—
	12/11/2003	3,125	—		324.00	12/11/2013	—					—
	12/14/2005	6,250	—		94.40	12/14/2015	—					—
	1/18/2007	4,000	2,000	(2)	68.00	1/18/2017	—					—
	12/27/2007	10,000	—		18.90	12/27/2017	—					—
	12/27/2007	—	—		—	—				24,000	(3)	27,360
	3/25/2009	—	—		—	—	1,931,038	(4)	2,201,383			—
	12/15/2009	—	—		—	—				20,364,749	(5)	23,215,814

Louis A. Bianco	11/30/2000	750	—		1,718.80	11/30/2010	—					—
	11/30/2001	1,033	—		1,091.80	11/30/2011	—					—
	7/30/2002	701	—		139.40	7/30/2012	—					—
	12/3/2002	1,115	—		379.80	12/3/2012	—					—
	12/11/2003	1,486	—		324.00	12/11/2013	—					—
	7/14/2005	3,750	—		111.20	7/14/2015	—					—
	12/14/2005	3,000	—		94.40	12/14/2015	—					—
	6/22/2006	750	—		56.80	6/22/2016	—					—
	1/18/2007	1,167	583	(2)	68.00	1/18/2017	—					—
	12/27/2007	3,600	—		18.90	12/27/2017	—					—
	12/27/2007	—	—		—	—				8,000	(3)	9,120
	3/25/2009	—	—		—	—	579,311	(4)	660,415			—
	12/15/2009	—	—		—	—				8,263,956	(5)	9,420,910

Daniel G. Eramian	3/31/2006	2,375	—		76.40	3/31/2016	—					—
	6/22/2006	750	—		56.80	6/22/2016	—					—
	1/18/2007	1,000	500	(2)	68.00	1/18/2017	—					—
	12/27/2007	3,600	—		18.90	12/27/2017	—					—
	12/27/2007	—	—		—	—				8,000	(3)	9,120
	3/25/2009	—	—		—	—	579,311	(4)	660,415			—
	12/15/2009	—	—		—	—				6,109,425	(5)	6,964,744

Craig W. Philips	6/5/2008	5,000	10,000	(6)	5.80	6/5/2018	—					—
	6/5/2008	—	—		—	—	16,666	(7)	18,999			—
	3/25/2009	—	—		—	—	1,158,622	(4)	1,320,829			—
	12/15/2009	—	—		—	—				12,218,849	(5)	13,929,488

Jack W. Singer, M.D.	11/30/2000	1,750	—		1,718.80	11/30/2010	—					—
	11/30/2001	1,875	—		1,091.80	11/30/2011	—					—
	7/30/2002	767	—		139.40	7/30/2012	—					—
	12/3/2002	2,000	—		379.80	12/3/2012	—					—
	12/11/2003	1,875	—		324.00	12/11/2013	—					—
	7/14/2005	3,750	—		111.20	7/14/2015	—					—
	12/14/2005	3,000	—		94.40	12/14/2015	—					—
	6/22/2006	750	—		56.80	6/22/2016	—					—
	1/18/2007	1,167	583	(2)	68.00	1/18/2017	—					—
	12/27/2007	3,600	—		18.90	12/27/2017	—					—
	12/27/2007	—	—		—	—				8,000	(3)	9,120
	3/25/2009	—	—		—	—	579,311	(4)	660,415			—
	12/15/2009	—	—		—	—				8,263,956	(5)	9,420,910

(1)	The dollar amounts shown in these columns are determined by multiplying the applicable number of shares or units by $1.14 (the closing price of the Company’s common stock on the last trading day of fiscal 2009).
(2)	These option grants vest over three years, with one-third of the grant vesting on each of January 18, 2008, January 18, 2009 and January 18, 2010, subject to continued service with the Company.
(3)	One-half of the shares subject to these grants will vest if the Company obtains FDA approval of OPAXIO prior to December 31, 2010, subject to continued service with the Company. The remaining one-half of the shares will not vest due to the divestiture of Zevalin (the shares would have vested if the Company had obtained a specific annual net sales threshold for Zevalin prior to December 31, 2010).
(4)	These shares vest over two years, with 1/3 of the shares vesting on each of September 25, 2009, March 25, 2010 and March 25, 2011, subject to continued service with the Company.
(5)	These entries reflect the December 2009 Performance Awards that will be payable in shares of the Company’s common stock if certain performance goals (identified above in the footnotes to the Grants of Plan-Based Awards table) are achieved on or before December 31, 2011, with the number of shares payable upon achievement of the related performance goal to be determined by multiplying the payout percentage that has been assigned by the Compensation Committee to that goal for purposes of the named executive officer’s award by the number of shares of the Company’s common stock issued and outstanding at the time the Compensation Committee certifies that that particular goal has been achieved. The table above reports the aggregate number of shares that would be issued upon timely achievement of all of the performance goals based on the applicable payout percentages and the number of shares of the Company’s common stock issued and outstanding on December 31, 2009. The actual number of shares issued for each award upon timely achievement of the related performance goal may be different from the number reported in the table above depending on the number of shares of the Company’s common stock issued and outstanding at the time the Compensation Committee certifies that the goal has been achieved.
(6)	This option grant vests over three years, with one-third of the grant vesting on each of April 26, 2009, April 26, 2010 and April 26, 2011, subject to continued service with the Company.
(7)	The shares subject to this grant vest over three years, with 17,334 shares having vested on April 26, 2009, 8,333 shares vesting on April 26, 2010 and 8,333 shares vesting on April 26, 2011, subject to continued service with the Company.

Option Exercises and Stock Vested—Fiscal 2009

The following table presents information regarding the vesting during fiscal 2009 of stock awards previously granted by the Company to the named executive officers. No executive officer exercised any stock options granted by the Company during fiscal 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James A. Bianco, M.D.	—	—	6,165,345	7,416,404
Louis A. Bianco	—	—	2,418,105	2,904,569
Daniel G. Eramian	—	—	1,879,603	2,258,221
Craig W. Philips	—	—	3,701,542	4,439,260
Jack W. Singer, M.D.	—	—	2,418,105	2,904,569

(1)	The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the Company’s common stock on the vesting date.

Potential Payments upon Termination or Change in Control

The following section describes the benefits that may become payable to the named executive officers in connection with a termination of their employment and/or a change in control of the Company.

James A. Bianco, M.D. Pursuant to his employment agreement described above, if Dr. Bianco’s employment is terminated by the Company without cause or if he resigns for good reason (as the terms “cause” and “good reason” are defined in the agreement), he will receive the following severance benefits: (i) cash severance equal to two years of his base salary, (ii) reimbursement for up to two years by the Company for COBRA premiums to continue his medical coverage and that of his eligible dependents, (iii) continued payment for up to two years by the Company of premiums to maintain life insurance paid for by the Company at the time of his termination, and (iv) a cash payment for the value of his accrued and unpaid vacation. In addition, Dr. Bianco would be entitled to accelerated vesting of all of his then-outstanding and unvested stock-based compensation, and his outstanding stock options would remain exercisable for a period of two years following the severance date. In the event of a change of control of the Company, if Dr. Bianco is terminated without cause or resigns for good reason, he will receive cash severance in the form of a lump sum payment equal to two years of his base salary, plus an amount equal to the greater of the average of his three prior years’ bonuses or thirty percent of his base salary, as well as the benefits described in clauses (ii) through (iv) above. Dr. Bianco’s right to receive these severance benefits is conditioned upon his executing a release of claims in favor of the Company and complying with certain restrictive covenants set forth in the agreement. Further, if the Company is required to restate financials due to its material noncompliance with any financial reporting requirement under the U.S. securities laws during any period for which Dr. Bianco was chief executive officer of the Company or Dr. Bianco acts in a manner that would have constituted cause for his termination had he been employed at the time of such act, Dr. Bianco will not be entitled to any severance benefits that have not been paid, and will be required to repay any portion of the severance to the Company that has already been paid. The agreement further provides that if there is a change of control of the Company during Dr. Bianco’s employment with the Company, all of his then-outstanding and unvested stock-based compensation will fully vest and all outstanding stock options will remain exercisable for a period of two years following Dr. Bianco’s severance date. In addition, in the event that Dr. Bianco’s benefits under the agreement are subject to the excise tax imposed under Section 280G of the Internal Revenue Code (“Section 280G”), the Company will make an additional payment to him so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due.

Craig W. Philips. Pursuant to his employment agreement described above, if Mr. Philips’ employment is terminated by the Company without cause or if he resigns for good cause (as the terms “cause” and “good cause” are defined in the agreement), he will receive the following severance benefits: (i) cash severance equal to 18 months of his base salary, (ii) reimbursement for up to 18 months by the Company for COBRA premiums to continue his health coverage and that of his eligible dependents, and (iii) a cash payment for the value of his accrued and unpaid vacation. In addition, Mr. Philips would be entitled to accelerated vesting of any portion of his then-outstanding and unvested stock-based compensation that was scheduled to vest within one year following the date of his termination. If a change in control of the Company occurs and, within 12 months following the change in control, Mr. Philips’ employment is terminated by the Company without cause or Mr. Philips voluntarily resigns for any reason, he would be entitled to accelerated vesting of all of his then-outstanding and unvested stock-based compensation in addition to the benefits described in clauses (i) through (iii) above. Mr. Philips’ right to receive these severance benefits is conditioned upon his executing a release of claims in favor of the Company and complying with certain restrictive covenants set forth in the agreement.

If Mr. Philips’ employment is terminated on account of disability, in addition to any short-term or long-term disability benefits he may be entitled to under any Company group disability plans, the Company will pay Mr. Philips a pro rata share of his target bonus for the year in which his termination occurs, and the Company will also pay Mr. Philips’ COBRA premiums for the period of time he is eligible for COBRA.

Other Named Executive Officers. The Company has entered into severance agreements with each of Mr. Bianco, Dr. Singer and Mr. Eramian. These agreements provide that in the event the executive is discharged from employment by the Company without cause or resigns for good reason (as each such term is defined in the agreements), he will receive the following severance benefits: (i) cash severance equal to 18 months of his base salary, plus an amount equal to the greater of the average of his three prior years’ bonuses or thirty percent of his base salary, (ii) reimbursement for up to 18 months by the Company for COBRA premiums to continue his medical coverage and that of his eligible dependents, (iii) continued payment for up to 18 months by the

Company of premiums to maintain life insurance paid for by the Company at the time of his termination, and (iv) a cash payment for the value of his accrued and unpaid vacation. In addition, the executive would be entitled to accelerated vesting of all of his then-outstanding and unvested stock-based compensation, and his outstanding stock options would remain exercisable for a period of 21 months following the severance date. In addition, in the event that the executive’s benefits under the agreement are subject to the excise tax imposed under Section 280G, the Company will make an additional payment to him so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due. The executive’s right to receive these severance benefits is conditioned upon his executing a release of claims in favor of the Company and not breaching his inventions and proprietary information agreement with the Company.

Quantification of Severance and Change in Control Benefits. The tables below quantify the benefits that would have been payable to each of the named executive officers if the executive’s employment had terminated under the circumstances described above and/or a change in control of the Company had occurred on December 31, 2009. The first table presents the benefits the executive would have received if such a termination had occurred outside of the context of a change in control. The second table presents the benefits the executive would have received if such a termination occurred in connection with a change in control.

Severance Benefits (Outside of Change of Control)

Name	Cash Severance ($)(1)	Continuation of Health/Life Benefits($)(2)		Cash-Out of Accrued and Unpaid Vacation($)	Equity Acceleration ($)(3)	Total($)
James A. Bianco, M.D.	1,300,000	154,704		213,357	25,444,557	27,112,618
Louis A. Bianco	625,900	48,960		38,075	10,090,444	10,803,379
Daniel G. Eramian	587,725	39,852		36,345	7,634,279	8,298,201
Craig W. Philips	603,000	46,314	(4)	25,704	14,599,403	15,274,421
Jack W. Singer, M.D.	639,200	46,962		39,229	10,090,444	10,815,835

(1)	For Dr. Bianco and Mr. Philips, this amount represents two years and 18 months of the executive’s base salary, respectively. For each of the other named executive officers, this amount represents the sum of (i) 18 months of the executive’s base salary, and (ii) the greater of the executive’s average annual bonus for the preceding three years or 30% of the executive’s base salary.
(2)	This amount represents the aggregate estimated cost of the premiums that would be charged to continue health coverage for the applicable period pursuant to COBRA for the executive and his eligible dependents (to the extent that such dependents were receiving health benefits as of December 31, 2009). For Dr. Bianco, this amount also includes the cost of continued payment by the Company of his life insurance premiums for two years. For each of the other named executive officers, except for Mr. Philips, this amount also includes the cost of continued payment by the Company of their life insurance premiums for 18 months.
(3)	This amount represents the intrinsic value of the unvested portions of the executive’s awards that would have accelerated on a termination of the executive’s employment as described above. For options, this value is calculated by multiplying the amount (if any) by which $1.14 (the closing price of the Company’s common stock on the last trading day of fiscal 2009) exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards and the December 2009 Performance Awards, this value is calculated by multiplying $1.14 by the number of shares subject to the accelerated portion of the award, based in the case of the December 2009 Performance Awards on the applicable payout percentage and the number of shares of the Company’s common stock issued and outstanding on the last trading day of fiscal 2009. As noted above, each executive would have been entitled to full acceleration of his then-outstanding equity awards on such a termination, except that Mr. Philips would have been entitled to accelerated vesting with respect to any portion of his then-outstanding equity awards that were scheduled to vest within one year of his termination. Dr. Bianco’s stock options would also remain exercisable for two years following his termination, subject to earlier termination at the end of the maximum term of the option or in connection with a change in control of the Company.

(4)	As noted above, if Mr. Philips’ employment terminated due to disability, he would be entitled to continued payment of his COBRA premiums for the period of time he is eligible for COBRA and a pro rata share of his target bonus for the year in which his termination occurs.

Change of Control Severance Benefits

Name	Cash Severance ($)(1)	Continuation of Health Benefits($)(2)	Cash-Out of Accrued and Unpaid Vacation($)	Equity Acceleration ($)(3)	Section 280G Gross-Up ($)(4)	Total($)
James A. Bianco, M.D.	1,825,646	154,704	213,357	20,397,641	8,690,642	31,281,990
Louis A. Bianco	625,900	48,960	38,075	8,038,032	3,481,671	12,232,638
Daniel G. Eramian	587,725	39,852	36,345	6,120,204	2,621,179	9,405,305
Craig W. Philips	603,000	46,314	25,704	12,241,167	5,175,986	18,092,171
Jack W. Singer, M.D.	639,200	46,962	39,229	8,038,032	3,454,322	12,217,745

(1)	For each of the named executive officers, except for Mr. Philips, this amount represents the sum of (i) 18 months of the executive’s base salary (or, in the case of Dr. Bianco, two years of his base salary), and (ii) the greater of the executive’s average annual bonus for the preceding three years or 30% of the executive’s base salary. For Mr. Philips, this amount represents 18 months of his base salary.
(2)	See footnote (2) to the table above.
(3)	See footnote (3) to the table above. Dr. Bianco would be entitled to full acceleration of his outstanding equity awards on a change in control without regard to whether his employment terminates. Each of the other executives would be entitled to full acceleration of his outstanding equity awards on a termination of his employment in the circumstances described above. The values reported in this column are lower than the values reported in the corresponding column of the Severance Benefits (Outside of Change of Control) table above because, as noted in the discussion of the December 2009 Performance Awards in the Compensation Discussion and Analysis above, the vesting of the portion of these awards related to the Share Appreciation Goal upon a change in control of the Company will be determined based on the Company’s stock price at the time of the change in control. If a change in control had occurred on December 31, 2009, the Share Appreciation Goal portion of these awards would not have vested based on the $1.14 per-share closing price of the Company’s common stock on that date and would have been cancelled on that date.
(4)	For purposes of this calculation, the Company has assumed that the executive’s outstanding equity awards would be accelerated and, in the case of options, terminated in exchange for a cash payment upon a change in control that triggered excise taxes under Sections 280G and 4999 of the Internal Revenue Code. As noted above, the severance agreements for each of the named executive officers other than Mr. Philips and the award agreements for the December 2009 Performance Awards for each of the executives (including Mr. Philips) provide for a Section 280G gross-up payment.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

The following table presents information regarding the compensation paid for fiscal 2009 to members of the Board of Directors who are not also employees of the Company (referred to herein as “non-employee directors”). The compensation paid to Dr. Bianco and Dr. Singer, who are also employed by the Company, for fiscal 2009 is presented above in the Summary Compensation Table and the related explanatory tables. Dr. Bianco and Dr. Singer are generally not entitled to receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John H. Bauer	120,500	1,194,175	16,758	—	—	—	1,331,433
Vartan Gregorian, Ph.D.	104,250	1,194,175	16,758	—	—	—	1,315,183
Richard L. Love	119,750	1,194,175	16,758	—	—	—	1,330,683
Mary O. Mundinger, Dr. PH	102,500	1,194,175	16,758	—	—	—	1,313,433
Phillip M. Nudelman, Ph.D.	166,000	1,780,562	16,758	—	—	—	1,963,320
Frederick W. Telling, Ph.D.	138,750	1,194,175	16,758	—	—	—	1,349,683

(1)	The amounts reported in the “Stock Awards” and “Option Awards” columns of the table above reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to the Company’s non-employee directors during fiscal 2009 as determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements.

Stock-based compensation expense for all stock-based payment awards made to employees and directors is recognized and measured based on estimated fair values. For option valuations, the Company has elected to utilize the Black-Scholes valuation method in order to estimate the fair value of options on the date of grant. The risk-free interest rate is based on the implied yield currently available in U.S. Treasury securities at maturity with an equivalent term. The Company has not declared or paid any dividends on the Company’s common stock and does not currently expect to do so in the future. The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on historical weighted average holding periods and projected holding periods for the remaining unexercised shares. Consideration was given to the contractual terms of the Company’s stock-based awards, vesting schedules and expectations of future employee behavior. Expected volatility is based on the annualized daily historical volatility, including consideration of the implied volatility and market prices of traded options for comparable entities within the Company’s industry. These assumptions underlying the Black-Scholes valuation model involve management’s best estimates.

The weighted average of these assumptions used with respect to awards in the Company’s fiscal years ending December 31, 2009, 2008 and 2007 is presented in the table below.

	Year Ended December 31,
	2009	2008	2007
Risk-free interest rates	1.4%	2.8%	3.9%
Expected dividend yield	None	None	None
Expected life (in years)	2.8	2.7	3.0
Volatility	88%	79%	76%

For the Company’s December 2009 Performance Awards, the Company employs a Monte Carlo simulation model to calculate estimated grant date fair value. The average present value is calculated based upon the expected date the award is made, or the event date, the expected stock price on the event date and the current shares outstanding on the event date. The event date, stock price and the shares outstanding are estimated using the Monte Carlo simulation model which is based on assumptions by management, including the likelihood of achieving milestones and potential future financings. These assumptions impact the fair value of the equity-based award and the expense that will be recognized over the life of the award.

(2)	The table below presents the number of outstanding and unexercised option awards and the number of shares subject to unvested stock awards (including the December 2009 Performance Awards) held by each of the Company’s non-employee directors as of December 31, 2009. This table includes the December 2009 Performance Awards granted to each of the non-employee directors under the Company’s equity grant program. As described in the Compensation Discussion and Analysis above, these awards will be payable in shares of the Company’s common stock if certain performance goals are achieved on or before December 31, 2011, with the number of shares payable upon achievement of the related performance goal to be determined by multiplying the payout percentage that has been assigned by the Compensation Committee to that goal for purposes of the non-employee director’s award by the number of shares of the Company’s common stock issued and outstanding at the time that particular goal is achieved. The table below reflects the aggregate number of shares that would be issued upon timely achievement of all of the performance goals based on the applicable payout percentages and the number of shares of the Company’s common stock issued and outstanding on December 31, 2009. The actual number of shares issued for each award upon timely achievement of the related performance goal may be different from the number reported in the table above depending on the number of shares of the Company’s common stock issued and outstanding at the time the goal is achieved.

Director	Number of Shares Subject to Outstanding Options as of 12/31/09	Number of Unvested Restricted Shares/Units as of 12/31/09
John H. Bauer	35,400	2,410,644
Vartan Gregorian, Ph.D.	36.525	2,410,644
Richard L. Love	35,400	2,410,744
Mary O. Mundinger, Dr. PH	36,875	2,410,644
Phillip M. Nudelman, Ph.D.	36,773	3,611,869
Frederick W. Telling, Ph.D.	35,100	2,410,644

(3)	On April 1, 2009, Dr. Nudelman was granted an award of 482,759 shares of common stock and each of the other non-employee directors was granted an award of 321,839 shares. These awards had a grant date fair value of $173,793 and $115,862, respectively. On July 31, 2009, Dr. Nudelman was granted an award of 322,449 shares of common stock and each of the other non-employee directors was granted an award of 214,966 shares. These awards had a grant date fair value of $477,225 and $318,150, respectively. On November 13, 2009, Dr. Nudelman was granted an award of 435,025 shares of common stock and each of the other non-employee directors was granted an award of 290,017 shares. These awards had a grant date fair value of $428,935 and $285,957, respectively.

On October 20, 2009, each of the non-employee directors was granted an award of 20,000 restricted shares and an option to purchase 30,000 shares pursuant to the Company’s non-employee director compensation program described below. Each of the restricted stock awards had a grant date fair value of $21,400, and each of the options had a grant date fair value of $16,758.

On December 15, 2009, each of the non-employee directors was granted a December 2009 Performance Award under the Company’s equity grant program. See footnote (2) above for a description of the December 2009 Performance Awards. The award granted to each non-employee director had an aggregate grant date fair value of $452,807, except that the award granted to Dr. Nudelman had an aggregate grant date fair value of $679,210.

See footnote (1) above for the assumptions used to value each of these awards.

Non-Employee Director Compensation

Equity Grants. Under the Company’s Revised Director Compensation Policy, as approved by the Board effective July 1, 2009, the Company’s non-employee directors receive compensation as follows: (i) each new non-employee director is granted 108,000 shares of restricted stock and options to purchase 36,000 shares of the Company’s common stock upon joining the Board, each such grant to vest over three years in substantially equal annual installments, subject to the non-employee director’s continued service to the Company through the applicable vesting date; and (ii) on the date of each Annual Meeting, each continuing non-employee director is granted an award of 20,000 shares of restricted stock and an option to purchase 30,000 shares of the Company’s common stock, each such grant to vest in full upon the earlier of (x) the one-year anniversary of the date of grant, and (y) the date immediately preceding the date of the Annual Meeting for the year following the year of grant for the award, subject to the non-employee director’s continued service to the Company through the vesting date.

As described in the “Equity Awards Approved in Fiscal 2009” section of the Compensation Discussion and Analysis above, the Company granted stock bonuses to the named executive officers during fiscal 2009 in connection with the Company’s stock price attaining certain levels of appreciation, and in December 2009, the Compensation Committee approved the grants of the December 2009 Performance Awards to the named executive officers that will be payable in fully vested shares of Company common stock if the Company achieves certain financial and operational performance goals. Each of the non-employee directors also received grants of stock bonuses on three occasions during fiscal 2009 in connection with the Company attaining certain levels of stock price appreciation. In December 2009, the Board of Directors approved the grant to each non-employee director of a December 2009 Performance Award that will be payable in fully vested shares of the Company’s common stock upon the achievement of the performance goals identified for the named executive officers’ awards in the Compensation Discussion and Analysis above, subject to the goal’s being achieved before December 31, 2011 and the director’s continued service with the Company. The number of shares that will be payable in respect of each award will be determined based on the applicable payout percentage assigned to that particular goal and the number of the Company’s issued and outstanding shares at the time the goal is achieved.

Retainers and Meeting Fees. In addition, non-employee directors are entitled under the Revised Director Compensation Policy to annual retainers and fees for attending Board and committee meetings as set forth in the following table:

		Meeting Fees ($)
	Annual Cash Retainer ($)	Board	Committee
Board Member, other than Chairman of the Board	40,000	2,750
Chairman of the Board	75,000	2,750
Audit Committee Member			1,250
Audit Committee Chair	12,500		1,250
Compensation Committee Member			1,250
Compensation Committee Chair	12,500		1,250
Nominating and Governance Committee Member			1,250
Nominating and Governance Committee Chair	12,500		1,250

Prior to July 2009, the annual retainers for the Chairman of the Board and the other Board members were $52,500 and $25,000, respectively, and the annual retainers for the committee chairs were $10,000. The fees for attending Board and committee meetings were $2,000 and $1,000, respectively.

All non-employee directors are also reimbursed for their expenses incurred in attending Board meetings and committee meetings, as well as other Board-related travel expenses.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table provides certain information regarding beneficial ownership of common stock as of February 1, 2010, by (1) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, (2) each of the Company’s directors, (3) each of the Company’s principle executive officer (“PEO”), principal financial officer (“PFO”) and the three most highly compensated executive officers other than the PEO and PFO who were still serving as executive officers as of December 31, 2009, and (4) all directors and executive officers as a group:

	Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Shares Subject to Convertible Securities(3)	Percentage Ownership(2)
James A. Bianco, M.D.**(4)	4,604,850	46,869	*
John H. Bauer**(5)	793,547	5,400	*
Louis A. Bianco(6)	2,151,054	17,935	*
Daniel G. Eramian(6)	1,798,720	8,225	*
Vartan Gregorian, Ph.D.**(5)	899,797	6,525	*
Richard L. Love**(7)	1,516,212	5,100	*
Mary O. Mundinger, DrPH**(5)	860,063	6,875	*
Phillip M. Nudelman, Ph.D.**(5)	1,163,079	6,773	*
Craig W. Philips(8)	3,544,397	5,000	*
Jack W. Singer, M.D.**(6)	2,161,696	21,117	*
Frederick W. Telling, Ph.D.**(5)	898,185	5,100	*
All directors and executive officers as a group (11 persons)(9)	20,391,600	134,919	3.3%

*	Less than 1%
**	Denotes director of the Company
(1)	The address of the individuals listed is 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.
(2)	Beneficial ownership generally includes voting or investment power with respect to securities and is calculated based on 615,643,575 shares of the Company’s common stock outstanding as of February 1, 2010. This table is based upon information supplied by officers, directors and other investors including information from Schedules 13D, 13G and 13F and Forms 3 and 4 filed with the SEC. Shares of common stock subject to options, warrants or other securities convertible into common stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of February 1, 2010, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of stock beneficially owned.
(3)	Shares subject to convertible securities included in this column reflects all options, warrants and convertible debt held by the holder exercisable within 60 days after February 1, 2010. These shares are also included in the column titled “Number of Shares Beneficially Owned.”
(4)	Number of shares beneficially owned includes 1,955,038 shares of unvested restricted stock, 24,000 of which have contingent vesting terms. Of these contingent shares, 12,000 shares will vest if the Company obtains FDA approval of OPAXIO prior to December 31, 2010 and 12,000 shares will not vest due to the divestiture of Zevalin (such shares would have vested if the Company had obtained a specific annual net sales threshold for Zevalin prior to December 31, 2010). Includes 20 shares held by Dr. Bianco’s wife and two shares held by Dr. Bianco’s wife as custodian.
(5)	Number of shares beneficially owned includes 20,000 shares of unvested restricted stock.
(6)

Number of shares beneficially owned includes 587,311 shares of unvested restricted stock, 8,000 of which have contingent vesting terms. Of these contingent shares, 4,000 shares will vest if the Company obtains FDA approval of OPAXIO prior to December 31, 2010 and 4,000 will not vest due to the divestiture of

Zevalin (such shares would have vested if the Company had obtained a specific annual net sales threshold for Zevalin prior to December 31, 2010). Includes 1,118 shares held by Mr. Bianco in trust for his children.

(7)	Number of shares beneficially owned includes 20,100 shares of unvested restricted stock.
(8)	Number of shares beneficially owned includes 1,175,288 shares of unvested restricted stock.
(9)	Number of shares beneficially owned includes 5,012,359 shares of unvested restricted stock for all directors and executive officers as a group, of which 48,000 shares are contingent and would vest as described in the above footnotes.

Other Business

As of the date of this proxy statement, the Company knows of no other business that will be presented for action at the shareholder meeting.

Shareholder Proposals

Pursuant to Rule 14a-8 of the Exchange Act, a shareholder who intends to present a proposal of business at the 2010 Annual Meeting and desires that information regarding the proposal be included in the 2010 proxy statement and proxy materials must ensure that such information is received in writing by the Company’s secretary at the Company’s principal executive offices not later than May 21, 2010. If the Company changes the date of the 2010 Annual Meeting by more than 30 days from the date of the previous year’s Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Under the Company’s amended and restated bylaws, a proposal for action to be presented by any shareholder (as opposed to by the Board) at the 2010 Annual Meeting or the nomination of a candidate for election to the Board will be considered out of order and will not be acted upon unless the proposal is received in writing by the Company’s secretary at the Company’s principal executive offices by July 22, 2010. The notice must also provide certain other information as described in the Company’s amended and restated bylaws. Copies of the Company’s amended and restated bylaws are available to shareholders free of charge upon request to the Company’s secretary.

Where You Can Find Additional Information

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access the Company’s SEC filings.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning the Company, without charge, by written or telephonic request directed to the secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119. If you would like to request documents, please do so by April 2, 2010, in order to receive them before the Special Meeting.

By Order of the Board of Directors

Louis A. Bianco

Executive Vice President, Finance & Administration

Seattle, Washington

February 23, 2010

APPENDIX A

CELL THERAPEUTICS, INC.

2007 EQUITY INCENTIVE PLAN

Effective as of June 20, 2003 and amended and restated as of December 24, 2009

SECTION 1

BACKGROUND AND PURPOSE

1.1    Background.    The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units and Cash Awards.

1.2    Purpose of the Plan.    The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units or Cash Awards.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Cash Award” means the right to receive cash as described in Section 8.

2.9 “Cash Position” means the Company’s level of cash, cash equivalents and securities available-for-sale.

2.10 “Change in Control” means the occurrence of any of the following events:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d 3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.11 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.12 “Committee” means the Board or a committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.13 “Company” means Cell Therapeutics, Inc., a Washington corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Cell Therapeutics, Inc. and its consolidated subsidiaries.

2.14 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

2.16 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.17 “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.18 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.20 “Fair Market Value” means the last quoted per share selling price for Shares on The NASDAQ Capital Market on the relevant date, or if there were no sales on such date, the closing bid on the relevant date. If there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Committee. In any instance where the relevant date falls on a weekend day, a date The NASDAQ Capital Market is closed for trading or any other non-trading day, Fair Market Value shall mean the last quoted per share selling price on the last market trading day before the relevant date. If there are neither bids nor sales on the last market trading day before the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the most recent market trading day before the relevant date. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Committee (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith.

2.21 “Fiscal Year” means the fiscal year of the Company.

2.22 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.23 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.24 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.25 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.26 “Misconduct” means, at any time within (a) the term of an Option granted hereunder, (b) within one (1) year after a Participant’s Termination of Service, or (c) within one (1) year after exercise of any portion of an Option granted hereunder, whichever is the latest, the commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate), including, but not limited to: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, (c) accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Confidentiality Agreement, or (e) participating in a hostile takeover attempt of the Company. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.27 “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.28 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.29 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.30 “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.31 “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.32 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.33 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.34 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.35 “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and therefore, the Shares subject to the Restricted Stock grant are subject to a substantial risk of forfeiture. With respect to Restricted Stock granted pursuant to Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.36 “Plan” means the Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.37 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7, including an award or issuance of Shares or Restricted Stock Units.

2.38 “Restricted Stock Units” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

2.39 “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.40 “Return on Equity” means the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

2.41 “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

2.42 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.43 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.44 “Shares” means the shares of common stock of the Company.

2.45 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.46 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.47 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.48 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

2.49 “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by the Committee. If the Committee is not the Board then the Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. If the Committee is not the Board, then the Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Section 162(m) of the Code.

3.2    Authority of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

3.3    Delegation by the Committee.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors, and (b) more limited authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4    Decisions Binding.    All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 111,661,0821 Shares. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2    Lapsed Awards.    If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

4.3    Adjustments in Awards and Authorized Shares.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall in such manner as it may deem equitable, (a) adjust the number and class of Shares (or other securities) that may be delivered under the Plan under Section 4.1, and the number, class, and price of Shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Shares upon or in respect of such event. The specific adjustments shall be determined by the Committee. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Committee, in its sole discretion, shall determine the number of Shares subject to each Option.

[1]	The current aggregate Share limit for the Plan is 71,661,082 Shares. Shareholders are being asked to approve an amendment to the Plan that would increase this aggregate Share limit by an additional 40,000,000 Shares (so that the new aggregate Share limit for the Plan would be 111,661,082 Shares).

5.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3     Exercise Price.    Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1    Nonqualified Stock Options.    In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2    Incentive Stock Options.    In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3    Substitute Options.    Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4    Expiration of Options.

5.4.1    Expiration Dates.    Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement, or

(b) If no date for the termination of the Option is set forth in the written Award Agreement (other than reference to Section 5.4.1(c)), (a) the expiration of twelve (12) months from the date of the Participant’s Termination of Service if such Termination of Service is a result of death or Disability, or (b) three (3) months from the date of the Participant’s Termination of Service for any other reason; or

(c) The expiration of ten (10) years from the Grant Date.

5.4.2    Committee Discretion.    Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5    Exercisability of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6    Payment.    Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, including satisfaction of any applicable withholding taxes.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for the financial reporting purposes, unless otherwise determined by the Committee), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, including satisfaction of any applicable withholding taxes, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8    Certain Additional Provisions for Incentive Stock Options.

5.8.1    Exercisability.    The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value exceeds such $100,000 limit, such options shall be treated as nonqualified stock options. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

5.8.2    Termination of Service.    No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of death or Disability, unless the Award Agreement or the Committee permit later exercise. Notwithstanding the foregoing, to the extent that the post-termination exercise period exceeds the limitations under Section 422 of the Code, the Option will cease to be treated as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option at such time that the applicable time limit is exceeded.

5.8.3    Company and Subsidiaries Only.    Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4    Expiration; Other Terms.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1    Grant of SARs.    Subject to the terms and conditions of the Plan, an SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1    Number of Shares.    The Committee shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2    Exercise Price and Other Terms.    The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3    Exercise of Affiliated SARs.    An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4    Exercise of Freestanding SARs.    Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6    Expiration of SARs.    An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.7    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

6.8    At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion shall determine the number of Shares to be granted to each Participant.

7.2    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, purchase price, if any, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed.

7.3    Transferability.    Except as provided in this Section 7, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1    General Restrictions.    The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance Goals shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow such procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying that the Performance Goals were satisfied). In addition, the Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 7.4.2 including the authority to reduce or eliminate Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

7.4.3    Legend on Certificates.    The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

7.8    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

CASH AWARDS

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Participant, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on the achievement of Performance Goals in accordance with the terms of Section 7.4.2.

SECTION 9

MISCELLANEOUS

9.1    Change in Control.

9.1.1    Generally.    In the event of a Change in Control, and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Awards granted hereunder shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.1.2    Options and SARs.    Notwithstanding Section 9.1.1, the Committee may provide for Options and SARs to be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) Options and SARs, to the extent assumed or substituted, shall not become fully exercisable as of the date of the Change in Control. However, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

(b) For the purposes of this Section 9.1.2, the Option or SAR shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

(c) With respect to Options and SARs that are assumed or substituted for, if within twelve (12) months following the Change in Control the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable.

9.1.3    Restricted Stock.    Notwithstanding Section 9.1.1, the Committee may provide for any vesting conditions or Company repurchase or reacquisition right with respect to outstanding Restricted Stock held by the Participant to be assigned to the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All vesting conditions and Company repurchase or reacquisition rights with respect to outstanding Restricted Stock held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such vesting conditions or Company repurchase or reacquisition right, any such vesting conditions and Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock immediately prior to the Change in Control.

(b) If the vesting conditions and Company repurchase or reacquisition right with respect to Restricted Stock is assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control) will immediately vest and any Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control).

9.1.4    Cash Awards.    Notwithstanding Section 9.1.1, the Committee may provide for Cash Awards to be assumed or an equivalent cash award substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All Company restrictions with respect to outstanding Cash Awards held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such Company restrictions, such Company restrictions will lapse and the Participant will become one hundred percent (100%) vested in such Cash Awards immediately prior to the Change in Control.

(b) If the Company restrictions with respect to a Cash Award are assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Cash Awards will immediately have any Company restrictions lapse and the Participant will become one hundred percent (100%) vested in such Cash Award.

9.2    Deferrals.    The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, including rules and procedures that comply with Code Section 409A and the Guidance (as defined below).

9.3    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

9.4    Participation.    No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5    Limitations on Awards.    Subject to the provisions of this Section 9.5, no Participant may be granted Cash Awards in any one fiscal year in an aggregate amount of more than $650,000, considered without regard to any Options, SARs or Restricted Stock that may have been granted or awarded to such Participant during the applicable fiscal year. Nothing in this Section 9.5 shall prevent the Committee from making any type of Award authorized for grant under the Plan outside of the Plan. In addition, nothing in this Section 9.5 shall prevent the Committee from granting Awards under the Plan that are not intended to qualify as “qualified performance-based compensation” under Code Section 162(m).

9.6    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.7    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9.8     Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.9    Limited Transferability of Awards.    Subject to Section 7.3, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.8. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.10    No Rights as Shareholder.    Except to the limited extent provided in Sections 7.6 and 7.7 no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

9.11    Tax Matters.    Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”).

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award already granted to such Participant; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 9.1, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. No Award may be granted during any period of suspension or after termination of the Plan. The Company shall obtain shareholder approval if necessary or desirable to comply with applicable laws, rules and regulations, including of any governmental agencies and national securities exchanges. Notwithstanding the foregoing, the Board may not, without shareholder consent, reduce the exercise price of any outstanding Option or cancel and re-grant Options at a lower exercise price. Decisions of the Board shall be final, binding and conclusive. For Awards to continue to be eligible to qualify as “performance-based compensation” under Code Section 162(m), the Company’s shareholders must re-approve the material terms of the Performance Goals included in the Plan by the date of the first shareholder meeting that occurs in the fifth year following the year in which the shareholders most recently approved the Plan under Code Section 162(m).

10.2    Duration of the Plan.    The Plan shall be effective as of June 20, 2003, and subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, no Incentive Stock Option may be granted under the Plan after ten years from the latest date the Company’s shareholders approve the Plan, including any subsequent amendment or restatement of the Plan approved by the Company’s shareholders.

SECTION 11

TAX WITHHOLDING

11.1    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2    Withholding Arrangements.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits Award Shares to be withheld from the Award to satisfy applicable withholding obligations, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent the Committee determines such limit is necessary or advisable in light of generally accepted accounting principles.

11.3    Liability for Applicable Taxes.    Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account, other tax-related withholding or information reporting (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains the Participant’s responsibility and that the Company and or the Employer (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (b) do not commit to structure the terms or any aspect of any Award granted hereunder to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any benefit under the Plan if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

SECTION 12

LEGAL CONSTRUCTION

12.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4    Securities Law Compliance.    With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b 3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.5    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Washington.

12.6    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

[PROXY CARD (face)]

Cell Therapeutics, Inc.

Special Meeting of the Shareholders

April 9, 2010

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder(s) hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., or either of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on April 9, 2010, or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS, and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

(1)	Approval of an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 810,000,000 to 1,210,000,000 and to increase the total number of authorized shares of common stock from 800,000,000 to 1,200,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	Approval of an amendment to the Company’s 2007 Equity Incentive Plan, as amended, to increase the number of shares available for issuance under the plan by 40,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as your name(s) appear(s) on the stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX)                              DATE

SIGNATURE (JOINT OWNERS)                              DATE

You can view the proxy statement on the Company’s website at http://www.celltherapeutics.com/shareholders.

[ITALIAN PROXY CARD]

DELEGA DI VOTO

Cell Therapeutics, Inc.

Assemblea Straordinaria degli Azionisti

9 aprile 2010

La presente delega è proposta per conto del Consiglio di Amministrazione

L’/Gli azionista/i il/i cui nominativo/i compare/compaiono sull’allegata certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs. n. 213 del 1998, delega/delegano con la presente James A. Bianco, M.D. e Philip M. Nudelman, Ph.D., e ciascuno con il potere di nominare propri sostituti, a rappresentarlo/li nell’Assemblea Straordinaria degli Azionisti di Cell Therapeutics Inc. che si terrà il 9 aprile 2010 ed in ogni successiva convocazione o rinvio della stessa, nonché ad esercitare i diritti di voto connessi alle azioni ordinarie di Cell Therapeutics, Inc. rispetto alle quali il/i sottoscritto/i avrebbe/avrebbero il potere di votare qualora fosse/fossero personalmente presente/i nell’Assemblea Straordinaria.

La presente delega, debitamente sottoscritta ed inviata congiuntamente alla certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs. n. 213 del 1998 conferisce il potere di votare conformemente alle seguenti istruzioni ricevute dal/i socio/i. NEL CASO IN CUI NON SIA CONTENUTA ALCUNA ISTRUZIONE, LA PRESENTE DELEGA CONFERISCE IL POTERE DI VOTARE “A FAVORE” DI TUTTE LE PROPOSTE e, a discrezione dei soggetti delegati, in ogni altra materia che dovesse essere propriamente presentata in Assemblea o in ogni successiva convocazione o rinvio della stessa.

L’/Gli Azionista/i fornisce/forniscono le seguenti istruzioni di voto:

Voto sulle proposte all’ordine del giorno:

(1)	Approvazione di una modifica dello Statuto di Cell Therapeutics, Inc. al fine di aumentare il numero delle azioni autorizzate (authorized shares) da 810.000.000 a 1.210.000.000 e di aumentare il numero delle azioni autorizzate ordinarie (authorized shares of common stock) da 800.000.000 a 1.200.000.000.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(2)	Approvazione di una modifica al Piano di Incentivo Azionario 2007, come modificato al fine di aumentare il numero di azioni ordinarie emettibili ai sensi di tale piano di 40.000.000 azioni.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

ISTRUZIONI DI VOTO

(a)	Firmare e datare la presente delega nell’apposito spazio qui sotto.

(b)	Trasmettere sia la delega firmata sia la certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs n. 213 del 1998 (o una copia integrale) al seguente indirizzo, o per posta o via fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

501 Elliott Ave. W., Suite 400

Seattle, WA 98119

FAX: +1 (206) 284-6206

(c)	E’ necessario allegare alla presente delega la certificazione rilasciata dall’intermediario ai sensi dell’articolo 31, del D.Lgs. n. 213 del 1998 (o una copia integrale della stessa) perché il proprio voto venga computato.

(d)	Scadenza: la delega dovrà essere ricevuta al suddetto indirizzo (per posta o per fax) non più tardi del 8 aprile 2010. Qualora provvediate all’invio della documentazione per posta successivemente al 30 marzo 2010, è vivamente consigliato di inviare la stessa anche via fax al numero suddetto.

Tutte le altre deleghe di voto precedentemente conferite dal sottoscritto in relazione alle azioni ordinarie di Cell Therapeutics, Inc., in base alle quali il sottoscritto avrebbe il potere di votare nell’Assemblea Straordinaria o in ogni sua ulteriore convocazione o rinvio sono espressamente revocate.

Siete pregati di sottoscrivere la presente delega in modo leggibile, indicando il Vostro nominativo, corrispondente a quello riportato nella certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs n. 213 del 1998. Qualora l’azione sia cointestata, ciascuno dei cointestatari dovrà sottoscrivere la presente delega. Se si sottoscrive in qualità di procuratore, esecutore, curatore, fiduciario o tutore occorre specificare tale titolo. Le società di capitali, società di persone e associazioni sottoscrivono tramite un legale rappresentante che dovrà indicare tale titolo.

FIRMA (si prega di firmare nell’apposito spazio)                      DATA

FIRMA (COINTESTATARI)                          DATA

[ITALIAN PROXY CARD (English translation)]

Cell Therapeutics, Inc.

Special Meeting of the Shareholders

April 9, 2010

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) whose name(s) appear(s) on the enclosed certifications(s) issued by authorized intermediaries pursuant to article 31 of the Italian Legislative Decree no. 213 of 1998, hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., and each of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on April 9, 2010, or at any adjournment or postponement thereof.

This proxy, when properly executed and submitted together with your certification issued by the authorized intermediaries pursuant to Article 31 of the Italian Legislative Decree no. 213 of 1998, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

(1)	Approval of an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 810,000,000 to 1,210,000,000 and to increase the total number of authorized shares of common stock from 800,000,000 to 1,200,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	Approval of an amendment to the Company’s 2007 Equity Incentive Plan, as amended, to increase the number of shares available for issuance under the plan by 40,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

VOTING INSTRUCTIONS

(a)	Please sign and date this card in the space provided below.

(b)	Please submit BOTH this signed proxy card AND the certification issued by the authorized intermediaries pursuant to Article 31 of the Italian Legislative Decree no. 213 of 1998 (or a complete copy) to the following address either by mail or by fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

501 Elliott Ave. W., Suite 400

Seattle, WA 98119

FAX: 00 +1 (206) 284-6206

(c)	You MUST include the certification issued by the authorized intermediaries pursuant to article 31 of the Italian Legislative Decree no. 213 of 1998 (or a complete copy) together with this proxy card for your vote to be counted.

(d)	Deadline: Your proxy card must be received at the above address (by mail or fax) no later than April 8, 2010. If you are depositing your vote in the mail after March 30, 2010, the Company recommends that you also submit the papers by fax to the above number.

All other proxies heretofore given by the undersigned to vote shares of stock of Cell Therapeutics Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Please sign exactly as your name(s) appear(s) on the stock certifications(s) issued by the authorized intermediaries pursuant to article 31 of the Italian Legislative Decree no. 213 of 1998. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX)                          DATE

SIGNATURE (JOINT OWNERS)                          DATE